AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION
                         VIA EDGAR ON November __, 2005



                          REGISTRATION NO. 333-127865

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                              POST-EFFECTIVE AMENDMENT NUMBER 1 TO
                                    FORM SB-2

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933


                            -------------------------

                           U.S. PRECIOUS METALS, INC. (EXACT NAME OF REGISTRANT
             AS SPECIFIED IN ITS CHARTER)

 DELAWARE                   1000                     14-1839426
(State or Other        (Primary Standard           (I.R.S.Employer
Jurisdiction)          Industrial Code Number)         I.D. Number)
of Incorporation)
                           U.S.   PRECIOUS METALS, INC. 6 Glory Lane
                            Sussex, New Jersey 07461
                                 (973) 875-7647

         --------------------------------------------------------------

 (ADDRESS, WITH ZIP CODE, AND TELEPHONE NUMBER, WITH AREA CODE, OF REGISTRANT'S
      PRINCIPAL EXECUTIVE OFFICE AND PRINCIPAL PLACE OF BUSINESS)

                  MR. Peter Toscano U.S. PRECIOUS METALS, INC.
                                  6 Glory Lane
                            Sussex, New Jersey 07461
                                 (973) 875-7647


 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                                 with a copy to:

                            THOMAS E. BOCCIERI, ESQ.
                               561 Schaefer Avenue
                            Oradell, New Jersey 07649
                                 (201) 983-2024

                       ----------------------------------


     APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: AS SOON AS PRACTICABLE
            FOLLOWING EFFECTIVENESS OF THIS REGISTRATION STATEMENT.
                       ----------------------------------
      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: |X|

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement in the same offering: |_|

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: |_|

      If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: |_|


                         CALCULATION OF REGISTRATION FEE


                               Proposed    Proposed
Title of                       Maximum     Maximum     Amount of
Each Class of   Amount         Offering    Aggregate   Registra-
Securities to   to be          Price Per   Offering    tion
Be Registered   Registered(1)  Share(2)    Price(2)    Fee(3)
------------------------------------------------------------------

Common Stock,    964,849       $.025     $24,121.23     $100.00
$.00001
par value

      Total                                             $100.00
                                                        -------

(1) Represents shares of the Company's common stock that may be offered by selling shareholders. (2) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457 under the Securities Act of 1933, as amended. This fixed price is based upon a number of factors as determined by management, including the terms of recent issuances of the Registrant's private offerings of its securities, and perceived potential, and does not reflect the book value or any other specific valuation of the common stock. The selling shareholders must offer or sell the common stock at a price of $.025 per share until such time as our shares are traded on a market or securities exchange, if ever. (3) The Registration fee, which has been previously paid, is the minimum amount.


      The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine. The information in this prospectus is not complete and may be changed. The selling shareholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.







                                EXPLANATORY NOTE

            This Post-Effective Amendment Number 1 to the Registration Statement on Form SB-2 of U. S. Precious Metals, Inc. (File Number 333-127865) is hereby filed to include in the Prospectus contained in the Registration Statement financial information and financial statements that have been updated to cover the quarter ending August 31, 2005 and to correct the information regarding the number of units of unregistered securities sold by the Registrant within the last three years in the "Management's Discussion and Analysis of Financial Condition or Plan of Operation" section of the Prospectus to make it consistent with similar information contained in the "Certain Relationships and Related Transactions" section of the Prospectus and in Item 26, of Part II of the Registration Statement (Sales of Unregistered Securities Within The Last Three Years; Use Of Proceeds), as amended on September 16, 2005.


















                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

                                   PROSPECTUS

                           U.S. PRECIOUS METALS, INC.

                         964,849 shares of common stock

      The selling shareholders identified in this prospectus on pages __ to __ are offering the 964,849 shares of common stock. We were a wholly owned subsidiary of American International Ventures, Inc. ("American International"). These shares were a distributed to our selling shareholders pursuant a stock dividend declared by American International on May 9, 2002. The selling security holders must offer or sell our common stock at a fixed price of $.025 per share until such time as our shares are traded on the OTC Bulletin Board, if ever. This fixed price represents managements best estimate of the value of the shares at this time.

      This is a primary offering of our common stock by the selling shareholders. For purposes of this offering, the selling shareholders have been deemed underwriters under the federal securities laws. Brokers or dealers effecting transactions in these shares should confirm that the shares are registered under applicable state law or that an exemption from registration is available.

            We will not receive any part of the proceeds from sales of these shares by the selling shareholders. All costs associated with this offering will be borne by us.

      No public market currently exists for our shares. We cannot guarantee that any market will develop for our shares. We will apply for listing on the over-the-counter Bulletin Board under the symbol "USPM".

      INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE ___ OF THIS PROSPECTUS.

      NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES OR PASSED ON THE ADEQUACY OR ACCURACY OF THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.








                The date of this prospectus is September 30, 2005

                         as amended on November __, 2005

                                TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----

PROSPECTUS SUMMARY

RISK FACTORS

USE OF PROCEEDS

MARKET FOR OUR COMMON STOCK AND
RELATED STOCKHOLDER MATTERS

MANAGEMENT'S DISCUSSION AND ANALYSIS OF PLAN OF OPERATION
AND FINANCIAL CONDITION AND RESULTS OF OPERATIONS

OUR BUSINESS

MANAGEMENT

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

DESCRIPTION OF SECURITIES

THE OFFERING

SELLING SHAREHOLDERS

PLAN OF DISTRIBUTION

INDEMNIFICATION OF DIRECTORS AND OFFICERS

LEGAL MATTERS

EXPERTS

ABOUT THIS PROSPECTUS

WHERE YOU CAN FIND MORE INFORMATION ABOUT US

FINANCIAL STATEMENTS                                                F-1

      YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION. WE ARE NOT MAKING AN OFFER OF THESE SECURITIES IN ANY STATE WHERE THE OFFER IS NOT PERMITTED. YOU SHOULD NOT ASSUME THAT THE INFORMATION PROVIDED BY THIS PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF THIS PROSPECTUS.




                               PROSPECTUS SUMMARY

ABOUT US

            We were incorporated in the State of Delaware on January 21, 1998 as a wholly owned subsidiary of American International Ventures, Inc. ("American International"). On May 9, 2002, the Board of Directors of American International declared a dividend, in the form of our common stock to be issued to its beneficial shareholders of record on such date. On the record date, American International had 274 beneficial shareholders. The ratio of common shares of the Company received by each American International shareholder was one share of Company common stock for each 10 shares of American International common stock held by such record owner. On or about June 10, 2004, a total of 1,981,184 shares of common stock were issued to the beneficial shareholders of American International on the record date (the "Spin-Off Shares"). These shares represented all of the issued and outstanding capital stock of the Company on such record date. American International did not retain any additional shares of common stock of the Company. The 964,849 shares covered by this prospectus only represent Spin-Off Shares beneficially owned by shareholders who each hold at least 2,000 Spin-Off Shares.

            In March 2002, we entered into an oral arrangement with the owners of a mining property located in Mexico known as the Solidaridad mining claims (discussed in greater detail below). At the time, little geological information was known about the property other than information collected by local residents. Based upon available information, the board of directors of American International determined that, while the information was prospective, they were more interested in identifying mineral properties in the United States that had proven or probable resources, and were not interested in properties outside of the United States requiring significant exploration work. Consequently, the board of directors of American International determined to separate the two companies by declaring a 100% stock dividend of our stock to its shareholders so that each company would focus exclusively on the business of the respective companies.

            When American International effected the stock dividend of our shares to its shareholders, it believed that having our shares in the hands of individual shareholders would provide more value to its shareholders than if corporately owned. If at some future date our shares are publicly traded, our shareholders may then determine for themselves on an individual basis whether they wish to sell their shares and obtain personal liquidity, or wish to retain the shares for possible future potential. There can no assurance that the shares will ever be publicly traded or, if so, whether the market will provide any particular return to the shareholder.

            From our point of view, we believe that being a publicly traded company will provide a level of credibility to our business that can enhance our ability to secure debt and/or equity financing, to make acquisitions, and to help us attract and keep employees, officers, directors and individual consultants through stock options and stock incentives.


             Following the record date of the stock dividend, we elected a new board of directors and new officers. The new management team pursued the acquisition of the mining property known as the Solidaridad mining claims. In March 2003, in anticipation of acquiring the mining claims, we formed U.S. Precious Metals de Mexico, S.A. de C.V., a Mexican corporation, as our wholly owned subsidiary. Through this wholly owned subsidiary, we have acquired exploration concessions to certain mineral properties known as "Solidaridad I", "Solidaridad II," "Solidaridad III," "Solidaridad IV", and "Solidaridad V" (collectively, the "Solidaridad Properties"), all of which are located in State of Michoacan, Mexico. We engaged two independent mining geologists to conduct preliminary surface mapping and sampling on the Solidaridad I property and each prepared a report of their findings (See "Geological Reports" below).


            We are a mineral exploration company in our development stage. For the year ended May 31, 2005, we had no revenues and substantial losses of $226,093, and for the quarter ended August 31, 2005, we again had no revenues and had additional losses of $34,676. Furthermore, as of August 31, 2005, we had only $11,742 in cash. Currently, we are in need of approximately $1,000,000 of additional capital to execute our business plan and sustain it over the next 12 months.

The Company's office is located at 6 Glory Lane, Sussex, New Jersey 07461. The Company's telephone number is (973) 875-7647.


ABOUT THE OFFERING

      This prospectus covers the public sale of up to 964,849 shares of common stock to be sold by the selling stockholders identified in this prospectus. Shareholders selling under this prospectus must offer our common stock at a fixed price of $.025 per share until such time as our shares are traded on the OTC Bulletin Board. All of the shares covered by this prospectus were issued as a result of a stock dividend declared by American International on May 9, 2002 and distributed on April 23, 2004. Prior to this stock dividend, we were a wholly owned subsidiary of American International. Subsequent to dividend, American International does not own any of our shares


Securities Being
Offered:          Up to 964,849 shares of common stock.

Offering Price   The selling shareholders  will  sell  our  shares at $.025 per share  until our shares  are  quoted on the OTC  Bulletin
                 Board, and thereafter at prevailing market prices or privately negotiated prices. There is no assurance that our shares will be quoted on the OTC Bulletin Board. We determined this offering price based upon a number of factors, including the terms of recent issuances of the Registrant's private offerings of its securities, and does not reflect the book value or any other specific valuation of the common stock.

Terms of the
Offering The selling shareholders will determine when and how they will sell the common stock offered in this prospectus.

Termination of
the Offering      The offering will conclude when all of the 964,849 shares of common stock have been sold, the shares no longer need to be registered to be sold or we decide to terminate the registration of the shares.

Securities
Issued and
To be Issued      26,876,018 shares of our common stock are issued and
                  outstanding as of August 31, 2005. This includes all of the common stock to be sold under this prospectus which will be sold by existing shareholders.



                                  RISK FACTORS

      AN INVESTMENT IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING INFORMATION ABOUT CERTAIN OF THE RISKS OF INVESTING IN OUR COMMON STOCK, TOGETHER WITH OTHER INFORMATION CONTAINED IN THIS PROSPECTUS, BEFORE YOU DECIDE TO PURCHASE OUR COMMON STOCK.

FORWARD LOOKING STATEMENTS

      The words "may," "will," "expect," "anticipate," "believe," "continue," "estimate," "project," "intend," and similar expressions used in this prospectus are intended to identify forward-looking statements. You should not place undue reliance on these forward-looking statements, which speak only as of the date made. We undertake no obligation to publicly release the result of any revision of these forward-looking statements to reflect events or circumstances after the date they are made or to reflect the occurrence of unanticipated events. You should also know that such statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions. Many of these risks and uncertainties are set forth in the "RISK FACTORS" section of this prospectus. Should any of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may differ materially from those included within the forward-looking statements.

BUSINESS AND FINANCIAL RISKS

      WE HAVE LIMITED WORKING CAPITAL, MINIMAL NET WORTH AND SUBSTANTIAL CURRENT LOSSES ALL OF WHICH INHIBITS OUR ABILITY TO IMPLEMENT OUR BUSINESS PLAN.


      We have met our working capital requirements through financing transactions involving the private placement of our securities. We do not expect our current working capital to support our operations beyond November 1, 2005 and we are in need of approximately $1,000,000 dollars of additional capital to fund operations over the next 12 months. Since our inception in 1998, we have not generated any revenues and have experienced substantial losses, including a loss of $181,785 during the year ended May 31, 2005. We also have limited working capital and, as at August 31, 2005 recorded a net worth of only $40,430.


WE ARE IN A VERY HIGH RISK INDUSTRY WITH A VERY LOW SUCCESS RATE.

            Our business focus is to acquire prospective mineral properties, principally gold and silver properties. This industry is historically capital intensive and of high risk. The Company's ability to achieve profitable operations will be dependent upon many factors, including its ability to raise sufficient capital to identify and acquire prospective mineral properties, and to conduct limited exploration so as to prove up or enhance the potential reserves of such properties. The ability to discover such reserves are subject to numerous factors, most of which are beyond the Company's control and are not predictable. Exploration for gold and silver is speculative in nature, involves many risks and is frequently unsuccessful. Any gold or silver exploration program entails risks relating to:

o The ability to discover economic ore deposits, o The subsurface location of economic ore deposits,
o The development of appropriate metallurgical processes,
o The receipt of necessary governmental approvals, and
o The construction of mining and processing facilities at any site chosen for mining, although the Company, at this time, does not expect to engage in actual mining operations.

In addition, the commercial viability of a mineral deposit is dependent on a number of factors including:

o The price of gold or silver,
o Exchange rates, and
o The particular attributes of the deposit, such as its size, grade and proximity to infrastructure, financing costs, taxation, royalties, land tenure, land use, water use, power use, importing and exporting gold and environmental protection.

     The effect of these factors cannot be accurately predicted, and the occurrence of any one or more factors could have a material adverse impact on the Company and its proposed operations.

     WE ARE BASING OUR PLAN OF OPERATION ON LIMITED GEOLOGICAL WORK CONDUCTED ON ONLY ONE OF OUR EXISTING MINING PROPERTIES.

     We have acquired the exploration concession to the Solidaridad Properties. The Company has received mining reports on the Solidaridad I property from two geologists who performed limited geological work on this property. At the time of their respective reports, both geologists were independent, however, subsequent to his report, we appointed Dr. Gerald Harper to the Company's Board of Directors. During the next 12 months, subject to available funds, the Company intends to carry out additional exploration work on the Solidaridad I property in order to ascertain whether the property possesses commercially exploitable quantities of gold and silver. We also intend to conduct exploratory work on the Solidaridad II, III, IV and V properties, as well as limited exploratory work on other properties in the vicinity of the Solidaridad Properties. The Company cannot predict if commercially exploitable mineral deposits or reserves exist on the Solidaridad Properties until appropriate exploratory work is done and an economic evaluation based on such work concludes economic feasibility.

OUR CHANCES FOR SUCCESS ARE REDUCED BECAUSE WE HAVE A LIMITED OPERATING HISTORY.

     We have a limited operating history. Accordingly, in addition to the aforementioned risks inherent to a mineral exploration business, we are subject to all the other risks and challenges associated with the operation of a new enterprise, including inexperience, lack of a track record, competition from more established businesses with greater financial resources and experience, an inability to attract and retain qualified personnel and a need for additional capital to finance our business plan. We cannot assure you that we will be successful in overcoming these and other risks and challenges that we face as a new business enterprise.

WE NEED SUBSTANTIAL ADDITIONAL FINANCING TO EXECUTE OUR BUSINESS PLAN WHICH MAY NOT BE AVAILABLE. IF WE ARE UNABLE TO RAISE ADDITIONAL CAPITAL, WE MAY NOT BE ABLE TO CONTINUE OPERATIONS.

     We need substantial additional capital to proceed with our plan. Our current resources are insufficient to fund operations beyond November 1, 2005. We believe that we will need an additional $1,000,000 to execute our business plan and support operations over the next 12 months. Currently, we have issued and outstanding 1,380,000 warrants. Each warrant permits its holder the right to purchase one-half a share of common stock at an exercise price of $.50 per one-half share. If all the warrants were exercised, of which we cannot be assured, we would have additional funding of $690,000. The exercise of the Warrants, is conditioned upon events outside of our control, including the trading price of our common stock, if any, exceeding the warrant exercise price. For these reasons, we intend to obtain additional financing through the issuance of debt or equity securities. We have not and cannot assure you that we will ever be able to secure any such financing on terms acceptable to us. If we cannot obtain such financing, we will not be able to execute our business plan.

THE ISSUANCE OF MORE SHARES THROUGH THE EXERCISE OF THE WARRANTS OR IN A DIRECT OFFERING WILL CAUSE A DILUTION TO OUR SHAREHOLDERS AND A SIGNIFICANT NEGATIVE EFFECT ON THE TRADING PRICE OF OUR COMMON STOCK, IF ONE DEVELOPS.

     If the Warrants are exercised, we can expect that they will be exercised when the public trading prices of our securities are significantly higher than the exercise price, causing a dilution to those of our shareholders who may have purchased our shares at prices above the exercise price. In addition, the sale of up to 690,000 shares of our common stock pursuant to the exercise of the 1,380,000 warrants that are issued and outstanding could have a significant negative effect on the public trading price of our common shares, and a dilutive effect on all then existing shareholders. Similar dilution will occur with any issuance of shares that we may effect in the future in attempts to raise additional capital.


WE DO NOT HAVE ANY LIABILITY INSURANCE AND THE MINING OPERATIONS MAKE US VULNERABLE TO LAW SUITS OR CLAIMS.

     Mining activities pose certain environmental risks, as well personal injury risks. While the Company will attempt to manage its risks, one or more incidents of environmental damage or personal injury resulting from its mining activities could have a material adverse impact on the business of the Company.

            We do not have the resources to obtain the appropriate insurances to protect us from such risks, if it were available. Accordingly, we may not have the ability to defend any such suits or claims, and if the suits or claims against us are successful, we will not have the resources to satisfy them. If this were to occur, it would have a significantly adverse effect upon our plan of operations.

WE FACE INTENSE COMPETITION.

      We are in a very competitive industry, with insignificant barriers to entry. Our present and future competitors may have greater resources and experience than we do thereby limited our chances of success.


THE PRICE OF GOLD AND SILVER CAN BE VERY SPECULATIVE.

            Gold and Silver exploration and production is highly speculative and involves numerous natural risks that may not be overcome by knowledge and experience. In particular, even if we are successful in identifying gold or silver deposits, for which no assurances can be given, the commercialization will be dependent upon the existing market price for gold and silver, among other factors. The market prices of gold and silver historically have been unpredictable, and subject to wide fluctuations. The decline in the price of gold or silver could render a discovered property uneconomic for unpredictable periods of time.

INDUSTRY REGULATION IS VERY STRICT AND COMPLEX.

            The mineral exploration and mining industry is subject to numerous statutory and regulatory requirements and controls at various governmental levels. Regulations can impact the manner and methodology of any exploration, mining and milling activities undertaken by the Company or its assigns. The impact of such regulations can not be predicted, and may cause unexpected delays, and/or become cost prohibitive, thereby rendering any prospect uneconomic.


      WE ARE DEPENDENT ON MANAGEMENT WHO ARE ALSO INVOLVED IN OTHER BUSINESSES.

Our ability conduct our business affairs in a successful fashion will be subject to the capabilities and business acumen of current management. Accordingly, no person should purchase our common stock unless such person is willing to entrust all aspects of the business affairs of our to its current management. Investors should also consider that many members of management are involved in other businesses that will conflict with their efforts on our behalf, including time availability. While members of our management team intend to devote as much time to the success of our business as they each deem necessary, the failure to do so, may have an adverse effect on our success.

RISKS RELATED TO OUR COMMON STOCK

WE HAVE ISSUED A SUBSTANTIAL NUMBER OF WARRANTS TO PURCHASE OUR COMMON STOCK WHICH WILL RESULT IN SUBSTANTIAL DILUTION TO THE OWNERSHIP INTERESTS OF OUR EXISTING SHAREHOLDERS.


      As of August 31, 2005, we had 26,876,018 shares of common stock outstanding. Up to an additional 690,000 shares are issuable upon the exercise of the warrants held by certain current shareholders. The exercise of all of these warrants will increase our shares outstanding to 27,566,018 and dilute the ownership interests of our then existing shareholders.

THE TRADING PRICE OF OUR COMMON STOCK AND OUR ABILITY TO RAISE ADDITIONAL FINANCING MAY BE ADVERSELY EFFECTED BY THE INFLUX INTO THE MARKET OF THE SUBSTANTIAL NUMBER OF SHARES COVERED BY THIS PROSPECTUS.

      This prospectus covers the public sale of 964,849 shares of our common stock. This significant increase in the number of shares available for public sale may have a negative impact on the trading price of our shares. The number of shares covered by this prospectus represents approximately 3.5% of our outstanding shares assuming all of the Warrants are exercised, of which there is no assurance, and 3.6% if none of the warrants are exercised. The exercise of the Warrants will provide us with up to approximately $690,000 in additional working capital. The Warrants are exercisable at $.50 per share. To the extent that this influx of the shares covered by this prospectus into the market or other factors reduce the trading price of our common stock, if any, to below the exercise price, it is unlikely that the Warrants would be exercised. In such event, we would not be receiving the aforementioned approximate up to $690,000 for our working capital needs. We cannot assure you that we will be able to secure alternate financing on satisfactory terms, or at all.

OUR COMMON STOCK MAY BE DEEMED A "PENNY STOCK" WHICH WOULD LIMIT THE TRADING AND LIQUIDITY OF OUR COMMON STOCK THAT MAY ADVERSELY AFFECT THE TRADING PRICE OF OUR COMMON STOCK.

        Our common stock may be deemed a "penny stock" under federal securities laws. The Securities and Exchange Commission has adopted regulations that define a "penny stock" generally to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. These regulations impose additional sales practice requirements on any broker/dealer who sell such securities to other than established investors and accredited investors.

            For transactions covered by this rule, the broker/dealer must make certain suitability determinations and must receive the purchaser's written consent prior to purchase. Additionally, any transaction may require the delivery prior to sale of a disclosure schedule prescribed by the Commission. Disclosure also is required to be made of commissions payable to the broker/dealer and the registered representative, as well as current quotations for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account of the customers and information on the limited market in penny stocks. These requirements generally are considered restrictive to the purchase of such stocks, and may limit the market liquidity for such securities.

WE DO NOT INTEND TO PAY DIVIDENDS IN THE FORESEEABLE FUTURE.

      We have never declared or paid a dividend on our common stock. We intend to retain earnings, if any, for use in the operation and expansion of our business and, therefore, do not anticipate paying any dividends in the foreseeable future.

THE TRADING PRICE OF OUR COMMON STOCK MAY BE VOLATILE.

      The trading price of our shares, if one develops in the future, may be subject to wide fluctuations. The trading price may be affected by a number of factors including the risk factors set forth in this prospectus as well as our operating results, financial condition, announcements regarding possible mining of gold ore by us or our competitors, general conditions in the market place, the world wide price of gold and other events or factors. In recent years, broad stock market indices, in general, and the securities of mining companies, in particular, have experienced substantial price fluctuations. Such broad market fluctuations may adversely affect the future trading price of our common stock.

                                 USE OF PROCEEDS

      We will not receive any proceeds from the sale of common stock by the selling shareholders.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No Public Market for our Common Stock

            There is presently no public market for our common stock. We anticipate seeking sponsorship for the trading of our common stock on the OTC Bulletin Board upon the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide no assurance that our shares will be traded on the OTC Bulletin Board or, if traded, that a public market will materialize.


Holders Of Our Common Stock

            As of the date of this registration statement we have 347 registered shareholders.


Rule 144 Shares


            Approximately 18,200,000 shares of our common stock as of August 31, 2005 are currently available for resale to the public in accordance with the volume and trading limitations of Rule 144 of the Securities Act. Similarly, The remaining shares that are issued and outstanding will be available for resale under Rule 144 at various times through February 2006. In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1. 1% of the number of shares of the company's common stock then outstanding; which, in our case, will equal approximately 268,760 shares as of August 31, 2005; or 2. the average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company. Under Rule 144(k) a person who is not one of the company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144. As of the date of this prospectus persons who are our affiliates hold 14,500,000 of the shares that will be eligible for Rule 144 sales. These persons would, however, be subject to the volume limitations discussed above and would not become eligible to use Rule 144(k) until at least three months after resigning as an officer and director, and then only if they retained less than ten percent of the aggregate amount of common shares then outstanding.

Registration Rights

            Except for the shares covered by this prospectus, we have not granted registration rights to any of our shareholders or to any other person.

Dividends

            There are no restrictions in our Articles of Incorporation or Bylaws that restrict us from declaring dividends. The Delaware General Corporation Law, however, does prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

1. we would not be able to pay our debts as they become due in the usual course of business; or

2. our total assets would be less than the sum of our total liabilities, plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

            We have not declared any dividends. We do not plan to declare any dividends in the foreseeable future.

     MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION OR PLAN OF
                                   OPERATION

      This section of the prospectus and other parts of this prospectus contain forward-looking statements that involve risks and uncertainties. All forward-looking statements included in this prospectus are based on information available to us on the date hereof, and we assume no obligation to update any such forward-looking statements. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of a number of factors, including those set forth in "RISK FACTORS" and elsewhere in this prospectus. The following should be read in conjunction with the audited consolidated financial statements of the Company included elsewhere herein.

       We are a mineral exploration company. We have acquired exploration concessions to certain mineral properties known as "Solidaridad I", "Solidaridad II," "Solidaridad III," "Solidaridad IV", and "Solidaridad V" (collectively, the "Solidaridad Properties"). The Solidaridad Properties are located in State of Michoacan, Mexico. The estimated sizes of the properties are as follows:

Solidaridad I - 175 hectares, Solidaridad II - 2,164 hectares, Solidaridad III - 294 hectares, Solidaridad IV - 150 hectares and Solidaridad V- 921 hectares.

            A hectare is equivalent to 2.47 acres. We have also received mining reports on the Solidaridad I property from two geologists who performed limited geological work on the Solidaridad I property. At the time of their respective reports, both geologists were independent, however, subsequent to his report, we appointed Dr. Gerald Harper to our Board of Directors. There are no known bodies of ore on the property that we have concessioned. Our plan of operation is to raise funds to carry out further exploration on the Solidaridad Properties with the objective of establishing ore of commercial tonnage and grade


            During fiscal years 2002 through fiscal 2004, we raised $375,000 from the sale of 50 units. During the year ended May 31, 2005, we raised an additional $177,500 from the sale of 17.75 units. During the quarter ended August 31, 2005, we raised an additional $15,000 from the sale of 1.5 units. In total, all of the units sold to date consisted of 520,000 shares of our common stock and stock purchase warrants to purchase an additional 260,000 shares of common stock . The warrants expire on December 31, 2006 from issuance and are exercisable at $0.50 per share. Our cash requirements for the next 12 month are estimated to be $1,000,000, of which $460,000 is allocated for additional exploration on the Solidaridad I property, $250,000 for exploration on the other Solidaridad Properties other than Solidaridad I, $150,000 for exploration of other claims in the region, and $140,000 for general and administrative costs, each as described below.


            The projected exploration on the Solidaridad I property will consist of preliminary ground exploration work and exploratory drilling. The preliminary ground exploration will entail detailed geological mapping, soil sampling, and channel sampling of road cuts to delineate mineralization, if any. This preliminary work will be followed by a combination of reverse circulation rotary and diamond core drilling to test the grade, thickness, and continuity of mineralization, if any, determined or identified by the preliminary ground exploration. While the depth of drilling currently cannot be determined, it is anticipated that initial holes will total 150 to 300 meters in depth. Based on existing data, we expect to drill approximately 40-60 exploratory holes, however, the actual number will be dependent upon the results of preliminary exploratory work, results of prior drill holes, and our available working capital. We will also assay sampling and core hole results for gold, copper, and silver.

            Exploratory work on the other Solidaridad claims will seek to identify and drill test for gold mineralization in a manner similar to the Solidaridad I claim. This work will include geological mapping, geochemical sampling (drainage samples, soil samples, and rock-chip samples), possibly geophysical methods, and exploratory drilling.

            Regional exploration around the Solidaridad claims will consist of geological prospecting including rock chip and drainage sampling, examination of satellite imagery that we purchase, and evaluation of known mineral prospects.

            General and administrative costs include travel expenditures to Mexico for our officers and consultants estimated to be $20,000; salaries to employees consisting of salaries to our vice president and a field geologist in Mexico estimated to be $60,000; legal and professional fees, including legal fees for local counsel in Mexico estimated to be $40,000; regulatory work in Mexico estimated to be $10,000, and office supplies and expenses estimated to be $10,000.

            We are seeking to raise a minimum of $1,000,000 in the next 12 months to support our working capital needs as described above. The funds may be procured through the public or private offering of our equity securities including the exercise of the warrants that we have outstanding. We believe that debt financing is not a funding alternative at this time due to our lack of cash flow. We have entered into discussions with a number of investors concerning an investment in our Company, however, at this time, it has not received commitments from any source, and has no firm arrangements in place for our required funding. The Company cannot predict whether it will be successful in raising any capital.

            We have no material commitments for capital at this time other than as described above. In addition, we do not expect to incur research and development costs within the next 12 months. If we are successful in raising the estimated $1,000,000, management believes that that our exploratory programs can be completed within 12 months from funding. If we are able to raise part but not all of the $1,000,000, we will prioritize the allocation of such funds towards the exploration of the Solidaridad I property discussed above, along with the payment of salaries for the two personnel and other administrative costs described above. Thereafter, any additional funds will be allocated for exploration of the other Solidaridad Properties, followed by regional exploration. If we are unable to raise any funds, we will be unable to complete our plan of operation.

            Exploration for minerals is a speculative venture involving substantial risk. There is no certainty that the expenditures that we may make in the exploration for gold and other minerals will result in discoveries of commercial quantities of ore. Hazards such as unusual or unexpected formations and other conditions are involved in mineral exploration and development. Consequently, we cannot predict whether it will be successful in establishing a "commercial quantity" of ore for the Solidaridad Properties. A "commercial quantity" of ore is a quantity of ore which is sufficient to economically justify commercial exploitation. In determining whether a body of ore economically justifies exploitation, we will assess those factors which impact the economics of production of the Solidaridad Properties, including prevailing metal prices, the grade (or metal content) of the ore, mining and processing costs, cost of capital, environmental compliance costs, and general economic conditions.

            If we are successful in establishing a commercial quantity of ore on the Solidaridad Proprieties, our present intention is not to engage in actual mining operations. Rather, we expect to sell the properties to a mining company, or enter into a joint venture with a mining company to conduct actual mining operations on the property. We have no such arrangements at this time.

                                  OUR BUSINESS

      Except for historical information, the following description of our business contains forward-looking statements based on current expectations that involve risks and uncertainties. Our actual results could differ materially from those set forth in these forward-looking statements as a result of a number of factors, including those set forth in this prospectus under the heading "Risk Factors."

Our Background Information

            We were incorporated in the State of Delaware on January 21, 1998 as a wholly owned subsidiary of American International Ventures, Inc. (American International). On May 9, 2002, the Board of Directors of American International declared a stock dividend, in the form of common stock of our company, to be issued to its beneficial shareholders of record on such date. On the record date, American International had 274 beneficial shareholders. The ratio of common shares of the Company received by each American International shareholder was one share of Company common stock for each 10 shares of American International common stock held by such record owner. On or about June 10, 2004, a total of 1,981,184 shares of common stock were issued to the beneficial shareholders of American International on the record date. These shares represented all of the issued and outstanding capital stock of the Company on such record date. American International did not retain any additional shares of common stock of the Company. The future sale of 964,849 shares of those shares issued pursuant to the aforementioned stock dividend by the recipients thereof are covered by this prospectus. The covered shares are held by those recipients who are holders of at least 2,000 of our shares, directly or indirectly, pursuant to the aforementioned stock dividend. Presently, the shares covered by this prospectus contain a restrictive legend on them.

            In March 2002, we entered into an oral arrangement with the owners of a mining property located in Mexico known as the Solidaridad mining claims (discussed in greater detail below). At the time, little geological information was known about the property other than information collected by local residents. Based upon available information, the board of directors of American ile the information was prospective, they were more interested in identifying mineral properties in the United States that had proven or probable resources, and were not interested in properties requiring significant exploration work. Consequently, the board of directors of American International determined to separate the two companies so that each company would focus exclusively on the business of the respective companies.

            Following the record date of the spin-off transaction, we elected a new board of directors and new officers. The new management team pursued acquiring the mining property known as the Solidaridad mining claims. In March 2003, in anticipation of acquiring the mining claims, we formed U.S. Precious Metals de Mexico, S.A. de C.V., a Mexican corporation, as a wholly owned subsidiary. Through this wholly owned subsidiary, we have acquired exploration concessions to certain mineral properties known as "Solidaridad I", "Solidaridad II," "Solidaridad III," "Solidaridad IV", and "Solidaridad V" (collectively, the "Solidaridad Properties"), all of which are located in State of Michoacan, Mexico. We engaged two independent mining geologists to conduct preliminary surface mapping and sampling on the Solidaridad I property and each prepared a report of their findings (See "Geological Reports" below).

            Our office is located at Six Glory Lane, Sussex, New Jersey 07461. Our telephone number is (973) 875-7647.

Description of our Business.

            We are an exploration stage company engaged in the acquisition, exploration and development of mineral properties. We have acquired the exploration concession to the Solidaridad Properties. We have received mining reports on the Solidaridad I property from two geologists who performed limited geological work on the Solidaridad I property. At the time of their respective reports, both geologists were independent, however, subsequent to his report, we appointed Dr. Gerald Harper to our Board of Directors. During the next 12 months, subject to available funds, we intend to carry out additional exploration work on the Solidaridad I property in order to ascertain whether the property possesses commercially exploitable quantities of gold and silver. We also intend to conduct exploratory work on the other Solidaridad Properties, as well as limited exploratory work on other properties in the vicinity of the Solidaridad Properties. We cannot predict if commercially exploitable mineral deposits or reserves exist on the Solidaridad Properties until appropriate exploratory work is done and an economic evaluation based on such work concludes economic feasibility.

The Solidaridad and Other Properties.

            Since March 2003, we acquired exploration concessions to the Solidaridad Properties. The rights to the Solidaridad I property were acquired from its prior owners, Israel Tentory Garcia, Victorio Gutierrez Cardenas, J. Trinidad Gomez Pineda, Custodio Huitron Vargas, Rosendo Ortega Alejandre, Juan Alberto Contreras Vazquez, Luis Segundo Arreola and Francisco Garcia Granados, who were unaffiliated with us. In exchange for the concession, we issued to the prior owners a total of 1,500,000 shares of our common stock, and agreed to pay such parties the sum $1,000,000 if the claim is sold to an unaffiliated third company that will conduct the exploitation on the property. We acquired the exploration concession to the remaining Solidaridad Properties directly from the Mexican government through a concession grant or raffle procedure, pursuant to which we were awarded the exploration concession. We received formal concession title to all of its properties. The estimated sizes of the properties are as follows: Solidaridad I - 175 hectares, Solidaridad II - 2,164 hectares, Solidaridad III - 294 hectares, Solidaridad IV - 150 hectares and Solidaridad V-921 hectares. A hectare is equivalent to 2.47 acres.

            In April 2004, we acquired an exclusive option to conduct geological studies on six mining claims located in Caborca County, State of Sonora, Mexico. The period of exclusivity is five years during which time the parties must agree upon terms of acquiring the mining claims. If the parties fail to agree on such terms during the option period, our rights to the property will expire. We have no mining data with respect to the property, and intend to conduct limited geological work on the property subject to available working capital.

            Exploration rights to mineral properties in Mexico are granted by the government in the form of exploration or exploitation concessions to either persons of Mexican nationality or companies constituted under Mexican laws. An exploration concession enables the holder to explore for, but not extract, minerals for a term of six years. In order to extract minerals, one must receive an exploitation concession from the Mexican government which grants the concession holder the right to extract and mine for minerals for a term of 50 years. In order to maintain concession rights from the Mexican government, a concession holder is required, annually, to perform limited expenditures on each property and pay a fee to the government based on the size of the property under concession. For the Solidaridad Properties, we expect the necessary expenditures not to exceed $5,000 per annum, and the fees payable to the government not to exceed $3,000 per annum. These amounts are adjusted annually by an inflation factor.

            The properties are located in the southern portion of the State of Michoacan, which is in the southwestern portion of Mexico. The regional area is accessible by a paved road from the city of Morelia, the capital of the State, and the claim sites are accessible by a gravel road from the regional area. The site of the Solidaridad Properties is part of the Sierra Madre range, and rests in an area of valleys and peaks ranging from 610 to 1,100 meters in elevation. The surrounding area is predominantly agrarian. Villages immediately near the claim sites offer little or no amenities, however, there are some hardware, cement, and other suppliers in relatively close proximity. There is no heavy industry in the region. Electricity is provided to the area by a main power line running north towards the center of the valley adjacent to the gravel road.

Proposed Exploration.

            Both geologists have conducted their preliminary geological work on a Solidaridad I property, and after their review, both have concluded that the

Solidaridad I property warrants further geological exploration. In addition, both geologists provided a recommendation of the nature and extent of additional work to be performed. We intend to follow largely the recommendations of Dr. Harper as contained in the Harper Report.

            Pursuant to Dr. Harper's recommendations, the Company expects to initiate a two-phase work program totaling approximately $618,000 to complete.

            The first phase will be comprised of surface sampling, assay verification, mapping and surveying that will be conducted during a three-month period. The description and estimated cost of this phase is detailed below:


First Phase

Surveying and physical mapping of CAT cuts                       US$15,000

Geologic mapping of prospects primarily
along CAT cuts                                                   US$35,000

Sampling and assaying channel
samples along CAT cuts & other sites                             US$70,000

Heavy equipment rental and operation                             US$30,000

Supervision, results and reports
Compilation                                                      US$30,000

Administrative support                                           US$20,000
                                                                 ---------

Sub total                                                        US$200,000

            The second phase will be based upon the results of the first phase described above, and will be conducted during a six month period of time. According to Dr. Harper, it is assumed that at least three target areas will have been defined adequately to justify angled hole fences of two drill holes on each of two sections in the three highest priority target areas. The diamond drilling program will aggregate 1,800 metres of drilling. Concurrent with the drilling program, mapping and geochemical soil sampling of the undisturbed areas interpreted as having potential for mineralization will be undertaken. It is expected that subsequent diamond drilling will be required as defined by results of the first phase of drilling and the additional mapping and sampling completed. Review of quality of core recovery, distribution pattern of gold, rock types and structure will assist in determining whether a cheaper, non-coring drilling method can be selected for much of the subsequent drilling. The description and estimated cost of this phase is detailed below:

Second Phase

Diamond drilling 1,800m x US$120/m                                  US$216,000

Sampling and assaying                                               US$ 18,000

Geology                                                             US$ 40,000

Geochemical survey                                                  US$ 20,000

Surveying                                                           US$  8,000

Supervision, results and reports compilation                        US$  35,000

Administrative support                                              US$  25,000

Contingency @ 10%                                                   US$  56,000
                                                                    -----------
Sub total                                                           US$ 418,000

            As indicated by Dr. Harper in his report recommendations, additional drilling and other geological exploration likely will be required in order to continue to explore the property.

            The proposed expenditures and work is subject to obtaining additional financing and approval of our Board of Directors.


The Effect of Governmental Regulation

            In connection with our exploration activities, we will be required to comply with all regulations, rules and directives imposed by the Mexican government. As stated above, we will be required, on an annual basis, to conduct a limited amount of work on the Solidaridad Properties and to pay a fee to the Mexican government based upon the total number of hectares under concession. In addition, prior to commencement of our proposed exploration program, we will be required to prepare and file with Ministry of Ecology in Mexico a study of ecological impact, which report must be approved by the ministry. The report will describe how the topography may be altered as a result of the proposed exploration program. Based upon the limited work to be performed on the Solidaridad Properties, we expect, upon filing of our required report, to receive approval from the ministry.

Our Employees.

            As of May 31, 2005, the Company's full time employees are Jose Garcia, and a field geologist in Mexico. The Company's other officers work part time for the Company. The Company has no collective bargaining agreements with its employees and believes its relations with its employees are good.

Our Property.

            Our business office is located at Six Glory Lane, Sussex, New Jersey 07461, and is provided by the Company's Secretary and Vice President on a rent-free basis under an oral arrangement between the parties. The Company believes that this office space will sufficient to support its needs for the next 12 months.

Competition

      The mineral exploration industry is intensely competitive, and we expect this to continue especially because of the increasing price of minerals such as gold and silver, and because there only limited barriers to entry into the industry.

            Many of our competitors have been in business longer than us, have significantly greater financial, technical, and other resources. Our competitors may be able to respond more quickly to possible changes in governmental regulations in Mexico. Competition could negatively impact our business.

      We believe that the principal competitive factor in our business is locating and obtaining the mining rights to properties that have significant gold deposits.

Litigation.

            We are not a party to any pending material legal proceeding nor are we aware of any proceeding contemplated by any individual, company, entity or governmental authority involving the company.

                                   MANAGEMENT

DIRECTORS EXECUTIVE OFFICERS AND KEY EMPLOYEES

      The following sets forth certain information regarding each of our directors, executive officers and key employees.



NAME                            AGE            POSITIONS HELD
----                            ---            --------------

William Matlack                  50             Chairman

Peter Toscano                    56              Chief Executive Officer,
                                                 President, and Director

Jack Wagenti                     68              Vice President, Secretary,
                                                 Treasurer and Director

Jose Garcia                      49              Vice President and Director

Gerald Harper                    59              Director




William Matlack. Mr. Matlack has been Chairman of the Company since November 18, 2003. Since February 2003 to the present, he has been a registered representative with Aegis Capital, a NASD registered broker/dealer based in Valley Stream, New York. From February 2000 to November 2002, Mr. Matlack was a research associate for metals and mining at BMO Nesbitt Burns, a NASD registered broker dealer. From May 1998 to October 2002, he held similar positions with Salomon Smith Barney and Sanford Bernstein. His responsibilities included developing and maintaining financial models; and preparing company and sector research reports, including weekly metals markets and industry reports. Mr. Matlack has over 20 years experience as a geologist in the metals and mining industry, including 10 years (1988 to 1997) as a senior geologist for Santa Fe Pacific Gold Corporation and 5 years (1983 to 1988) as a project geologist for Gold Fields Mining Corporation. Mr. Matlack has been involved in several major gold discoveries and mine development projects including Twin Creeks, Nevada; Lone Tree, Nevada; Getchell, Nevada; Mesquite, California; and Elkhorn, Montana. Mr. Matlack has a Bachelor of Arts degree in Geology from Carleton College, Northfield, Minnesota, and a Master of Science degree in Economic Geology from the University of Minnesota.

Peter Toscano. Mr. Toscano has been President, Chief Executive officer and Director of US Precious Metals since May 2002. He has also been the President/CEO and Director of International Power Group Ltd ("IPWG") since 2004. IPGW is in the business of converting municipal solid waste to energy. From September 2001 to the present, other than business conducted in respect to the Company's affairs and those of IPG, Mr. Toscano has been retired from active business. From December 1997 to September 2001, he was a principal of a fabric recycling and reprocessing business located in Brooklyn, New York, which conducted part of its operations in Mexico City, Mexico.

Jack Wagenti. Mr. Wagenti has been a Director, Secretary, and Chief Financial Officer of the Company since May 2002. He has also been the Secretary/CFO and Director of IPWG since October 2004. From 1996 to the present, Mr. Wagenti has served in varying capacities with American International Ventures, Inc., a reporting company under the federal securities laws, and the former parent entity of the Company. Presently, Mr. Wagenti is the President, Treasurer and a Director of American International Ventures, Inc.

Jose Garcia. Mr. Garcia has been Vice President of the Company since May 2002 and President of U.S. Precious Metals de Mexico, its wholly owned subsidiary, since March 2003. Mr. Garcia was appointed to the Board of Directors of the Company on February 27, 2004. From 1989 to June 2002, Mr. Garcia was employed in the restaurant industry in New York, New York, as general manger of a number of restaurants. Mr. Garcia is from Morelia, Mexico, and has conduct limited geological work on properties near the Company's Solidaridad Properties.

Gerald Harper. Mr. Harper was appointed to the Board of Directors of the Company on February 27, 2004. From July 1992 to the present, he has been president of Gamah International Limited, a mining and exploration consulting services company located Toronto, Canada. From 1998 to 2000, he was the President of the Prospectors and Developers Association of Canada. Mr. Harper received a Bachelor of Science degrees in Chemistry and Geology and a Doctorate degree in Geology from the University of London. Mr. Harper prepared a geological report for the Company as indicated herein prior to his appointment as a director of the Company.

            The officers of the Company are not full time employees, other than Mr. Jose Garcia. Presently, the Company does not have a formal conflicts of interest policy governing its officers and directors. In addition, the Company does not have written employment agreements with any of its officers. Its officers intend to devote sufficient business time and attention to the affairs of the Company to develop the Company's business in a prudent and business-like manner. However, the officers may engage in other businesses related and unrelated to the business of the Company. As a result, the officers of the Company may have a conflict of interest in allocating their respective time, services, and future resources, and in exercising independent business judgment with respect to their other businesses and that of the Company. None of our employees have employment contracts. Accordingly, they can terminate their employment at anytime. If any or all of our officers were terminate their employment, replacements may be difficult to find, and it would have a materially adverse effect on our business plans.

BOARD OF DIRECTORS AND OFFICERS; TERMS OF OFFICE

      All directors hold office until the next annual meeting of shareholders and the election and qualification of their successors. Officers are elected annually by the Board of Directors and serve at the discretion of the Board.

DIRECTORS COMPENSATION

      Directors, who are also officers of the Company, receive no additional compensation for serving on the Board of Directors, other than reimbursement of reasonable expenses incurred in attending meetings.



EXECUTIVE COMPENSATION


            No officer, director or other employee has received annual compensation in excess of $100,000 for any of the last three calendar years. Below is the summary of compensation on an annual basis for each of our directors and officers for services rendered to the Company for the fiscal years ended May 31, 2004, 2003, and 2002, respectively:

                               SUMMARY COMPENSATION
                               Annual Compensation
                               -------------------

Name and
Principal                      Salary        Bonus      Other
Position               Year     ($)          ($)        ($)
--------               ----    ------        -----      -----

William Matlack(1)     2005    -0-            -0-        -0-
Chairman               2004    10,000         -0-        -0-


Peter Toscano(2)       2005    -0-            -0-        -0-
President, Chief       2004    15,000         -0-        -0-
Executive Officer      2003    -0-            -0-       61,000
and Director

Jack Wagenti(3)        2005    -0-             -0-      -0-
Vice President         2004    15,000          -0-      -0-
and Director           2003    -0-             -0-      45,000

Jose Garcia(4)         2005    17,893          -0-      -0-
Vice President         2004    24,000          -0-      -0-
                       2003    -0-             -0-      15,000

Gerald Harper(5)       2005    -0-             -0-      -0-
                       2004    -0-             -0-      12,500
                       2003    -0-             -0-      18,307
-------------------------------------------------------------------------------
(1) Mr. Matlack became Chairman of the Company on November 18, 2003, and received 400,000 shares of common stock as salary compensation for the period from November 18, 2003 through May 31, 2004. The shares are valued at $ 0.025 per share. (2) During fiscal 2004, Mr. Toscano received 1,000,000 shares of common stock valued as salary compensation for the period from June 2002 through May 31, 2004. The shares are valued at $0.015 per share. In fiscal 2003, Mr. Toscano received 6,100,000 shares of common stock in exchange for introducing the Solidaridad Properties to the Company. The shares were valued at $0.01 per share. (3) During fiscal 2004, Mr. Wagenti received 1,000,000 shares of common stock valued as salary compensation for the period from June 2002 through May 31, 2004. The shares are valued at $0.015 per share. During fiscal 2003, Mr. Wagenti received 4,500,000 shares of common stock in exchange for introducing the Solidaridad Properties to the Company. The shares were valued at $0.01 per share. (4) During fiscal years 2004 and 2003, Mr. Garcia received $24,000 and $0, respectively, as salary. During fiscal 2003, Mr. Garcia received 1,500,000 shares of common stock in exchange for introducing the Solidaridad Properties to the Company. The shares were valued at $0.01 per share.
(5) The fees to Mr. Harper during fiscal 2004 and 2003 represent consulting fees paid prior to his appointment to the Company's Board of Directors.

            The Company did not have any other form of compensation payable to its officers or directors, including any stock option plans, stock appreciation rights, or long term incentive plan awards for the periods during the fiscal years 2004, 2003, and 2002.

            The Company's directors received no fees for their services in such capacity, however, they are reimbursed for expenses incurred by them in connection with the Company's business.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

            In July 2002, the Company issued 12,100,000 shares of common stock to its officers as described herein. Mr. Peter Toscano, the Company's Chairman and Chief Executive Officer received 6,100,000 shares of common stock of the Company, Mr. Jack Wagenti, the Company's Vice President, received 4,500,000 shares of common stock of the Company, and Mr. Jose Garcia, the Company's Vice President, and President of the Subsidiary, received 1,500,000 shares of common stock of the Company. The shares of common stock of the Company were issued to each officer in exchange for introducing the Solidaridad Properties to the Company. The shares of common stock were valued at $0.01 per share.

            In July 2002, the Company issued 1,500,000 shares of its common stock to the owners Israel Tentory Garcia, Victorio Gutierrez Cardenas, J. Trinidad Gomez Pineda, Custodio Huitron Vargas, Rosendo Ortega Alejandre, Juan Alberto Contreras Vazquez, Luis Segundo Arreola and Francisco Garcia Granados, for the concession rights to the Solidaridad I property.


     In May 2003, the Company completed a private placement of its securities to accredited investors pursuant to which it sold 25 units and received $125,000 in gross proceeds. Each unit consisted of 200,000 shares of common stock and warrants to purchase an additional 100,000 shares of common stock. The warrants are exercisable at $0.50 per full share of common stock and expire on December 31, 2006. Also in May 2003, the Company issued 200,000 shares of its common stock to its prior counsel in exchange for legal services rendered.


            In October 2003, the Company issued 1,000,000 shares of common stock each to Mr. Peter Toscano and Mr. Jack Wagenti. The shares were issued in exchange for services rendered as officers of the Company for the period from June 2002 to May 31, 2004. The shares of common stock were valued at $0.015 per share.

            In November 2003, the Company issued 400,000 to Mr. William Matlack for services rendered as Chairman of the Company from November 2003 through May 31, 2004. The shares of common stock were valued at $0.025 per share.

     In November 2003, the Company completed a private placement of its securities to accredited investors pursuant to which it sold 16 units and received $160,000 in gross proceeds. Each unit consisted of 100,000 shares of common stock and warrants to purchase an additional 50,000 shares of common stock. The warrants are exercisable at $0.50 per full share of common stock and expire on December 31, 2006. From January 2004 through May 31, 2004, the Company completed a private placement of its securities to accredited investors pursuant to which it sold nine units and received $90,000 in gross proceeds. Each unit consisted of 40,000 shares of common stock and warrants to purchase an additional 20,000 shares of common stock. The warrants are exercisable at $0.50 per full share of common stock and expire on December 31, 2006.

     In March 2005, the Company completed a private placement of its securities to accredited investors pursuant to which it sold 15.25 units and received $152,500 in gross proceeds Each unit consisted of 40,000 shares of common stock and stock purchase warrants to acquire an additional 20,000 shares of common stock. The warrant exercise price per full share is $.50 per share, and the warrants expire on December 31, 2006.

     In April 2005, the Company completed a private placement of its securities to accredited investors pursuant to which it sold two and one-half units and received $25,000 in gross proceeds. Each unit consisted of 100,000 shares of common stock and warrants to purchase an additional 50,000 shares of common stock. The warrants are exercisable at $.50 per full share of common stock and expire on December 31, 2006.

     From June 1, 2005 through July 28, 2005, the Company sold a total of one and one half units to an accredited investor and received $15,000 in gross proceeds. Each unit consisted of 40,000 shares of common stock and stock purchase warrants to acquire an additional 20,000 shares of common stock. The exercise price of the warrants per full share is $.50 per share, and the warrants expire on December 31, 2006.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


      Except as indicated below, the following table sets forth the common stock ownership of each of our directors and officers, and each beneficial owner of greater than 5% of the outstanding shares of the Company, as of June 1, 2005. The following information is based upon 26,816,018 shares of common stock of the Company that were issued and outstanding as of that date, 2005.The address for each party below is Six Glory Lane, Sussex, NJ 07461, the address of the Company.

Name of                 Amount and Nature
Beneficial Owner       of Beneficial Ownership          Percent
----------------       ------------------------    ---------------

William Matlack                400,000                 1.49%

Peter Toscano(2)             7,100,000                26.48%

Jack Wagenti(3)              5,650,000                21.07%

Jose Garcia                  1,500,000                 5.59%

Gerald Harper                   -0-                      -0-

Officers and directors
as a group (5 persons)      14,650,000                54.63%
------------------------------------------------------------------
(1). "Beneficial ownership" means having or sharing, directly or indirectly (i) voting power, which includes the power to vote or to direct the voting, or (ii) investment power, which includes the power to dispose or to direct the disposition, of shares of the common stock of an issuer. The definition of beneficial ownership includes shares underlying options or warrants to purchase common stock, or other securities convertible into common stock, that currently are exercisable or convertible or that will become exercisable or convertible within 60 days. Unless otherwise indicated, the beneficial owner has sole voting and investment power.
(2) Represents 3,400,000 shares of common stock of the Company held individually by Mr. Toscano, 1,000,000 and 1,100,000 shares of common stock of the Company held respectively by Christopher Toscano and Nicholas Toscano, Mr. Toscano's sons, and 1,500,000 shares of common stock of the Company by Mr. Toscano's spouse. Mr. Toscano disclaims beneficial ownership of the 3,600,000 shares of common stock of the Company held by his stated family members.
(3). Represents 4,150,000 shares of common stock of the Company held individually by Mr. Wagenti and 1,500,000 shares of common stock of the Company by Mr. Wagenti's spouse. Mr. Wagenti disclaims beneficial ownership of the shares of common stock held by his spouse.


                            DESCRIPTION OF SECURITIES
COMMON STOCK

      The Company is authorized to issue 100,000,000 shares of common stock, $.00001 par value per share, of which 26,816,018 are outstanding as of the date of this prospectus.

      Holders of common stock have equal rights to receive dividends when, as and if declared by the Board of Directors, out of funds legally available therefore. Holders of common stock have one vote for each share held of record and do not have cumulative voting rights.

      Holders of common stock are entitled, upon liquidation of the Company, to share ratably in the net assets available for distribution, subject to the rights, if any, of holders of any preferred stock then outstanding. Shares of common stock are not redeemable and have no preemptive or similar rights. All outstanding shares of common stock are fully paid and non-assessable.

PREFERRED STOCK

      The Company is authorized to issue 10,000,000 shares of preferred stock with no stated value and a par value of $.00001, none of which are issued and outstanding. The preferred stock will be entitled to preference over the common stock with respect to the distribution of assets of the Company in the event of its liquidation, dissolution, or winding-up, whether voluntarily or involuntarily, or in the event of any other distribution of assets of the corporation among its stockholders for the purpose of winding-up its affairs. The authorized but unissued shares of preferred stock may be divided into and issued in designated series from time to time by one or more resolutions adopted by the Board of Directors. The Board in its sole discretion shall have the power to determine the relative powers, preferences, and rights of each series of preferred stock. The issuance of preferred shares with such voting or conversion rights may have the effect of delaying, deferring or preventing a change in control of the Company.

      There are no other provisions in our certificate of incorporation or our bylaws that may result in the delaying, deferring or preventing of a change in control of our Company.

DIVIDEND POLICY

      The Company has never paid cash dividends on its common stock. The Board of Directors does not anticipate paying cash dividends in the foreseeable future as it intends to retain future earnings, if any, to finance the growth of the business. The payment of future dividends will depend on such factors as earnings levels, anticipated capital requirements, the operating and financial condition of the Company and other factors deemed relevant by the Board of Directors.

TRANSFER AGENT

      The transfer agent for the Company's securities is Interwest Transfer Company, Inc., 1981 East Murray Holladay Road, Suite 100, Salt Lake City, UT 4117. Its telephone number is 801-272-9294.

                                  THE OFFERING

      This offering is a primary offering of securities by our selling shareholders. It is similar to a company's initial public offering in that it is being made at a fixed price. However, the offering herein is being made by selling shareholders rather than our Company. Accordingly, all proceeds from the ale of the securities will go to the selling shareholders and not to the Company. Specifically, this Prospectus covers the public sale of a total of 964,849 shares of our common stock that are held by our selling shareholders at fixed price of $.025 per share until such time as our shares are traded on a market or securities exchange, if ever.

       The shares that are covered by this Prospectus got into the hands of the selling shareholders as a result of a stock dividend declared by American International Ventures, Inc. ("American International") on May 9, 2002 and issued to American International's shares holders on or about June 10, 2004. Prior to the distribution of this stock dividend, we were a wholly-owned subsidiary of American international. Subsequent to this stock dividend, we became a separate entity owned by our 274 shareholders. The selling shareholders ncluded herein are only those shareholders of record who beneficially own, directly or indirectly, at least 2,000 of our shares of common stock that were received from the aforementioned stock dividend.

            We cannot prevent the holders from immediately selling all shares after this registration becomes effective with the SEC.

                              SELLING SHAREHOLDERS

            The following list of selling shareholders includes (1) the number of shares of common stock currently owned by each selling shareholder, (2) the number and percentage of shares being offered for resale hereby by each selling shareholder, and (3) the number and percentage of shares of common stock to be held by each selling shareholder after the completion of this offering. The registration of the shares does not necessarily mean that the selling shareholders will sell all or any of the shares.



                    Beneficial                                   Beneficial
                    Ownership of                                 Ownership of
                    Selling Share-                               Selling Share-
                    Holder Prior to                              Holder After
                    Offering                                     Offering
                    -----------------                            --------------


Name of                                    Number of
Selling                                    Shares Offered
Shareholder           Number      %        Hereby               Number      %
-------------------------------------------------------------------------------

Thomas F.
August                5,000       *         5,000                 0         0

Berglund
Family Trust         15,000       *        15,000                 0         0

Murray J.
Birdman               2,000       *         2,000                 0         0

John and
Vivian Bucher         3,103       *         3,103                 0         0

Anthony
Calandra              2,000       *         2,000                 0         0

Terry
Christopher          10,000       *        10,000                 0         0

Mario
Curiale              50,000       *        50,000                 0         0

Robert
D'Ovidio              2,000       *         2,000                 0         0


Edward J.
David                 5,000       *         5,000                 0         0

Barry
Downs                50,000       *        50,000                 0         0

Jonathon E.
Downs               140,000       *       140,000                 0         0

Nancy E.
Downs                10,000       *        10,000                 0         0

Dianne
Drewing               3,000       *         3,000                 0         0

John A.
Fitzpatrick           5,000       *         5,000                 0         0

Charles A.
Fitzpatrick III       5,000       *          5,000                0         0

Jenevieve
Gillen               20,300       *         20,300                0         0

Jesse
Gilman               30,000       *         30,000                0         0

Walter
Goldschmidt           2,000       *          2,000                0         0

Vladimir
Gonda                17,000       *         17,000                0         0

Charles R.
Gould               110,000       *         10,000           100,000        *

Michael B.
and Enid
Grossman             10,000       *         10,000                0         0


Norman and
Tara Haber            2,872       *          2,872                0         0

Haber Inc.           51,041       *         51,041                0         0

Norton J.
Handler               2,500       *          2,500                0         0

Todd, Brett
and Glen
Hertzberg             3,500       *          3,500                0         0

Edith
Jakubson              6,000       *          6,000                0         0

Marc H.
Kooperman             2,000       *          2,000                0         0

Kenneth
and Virginia
Kramer               30,000       *         30,000                0         0

Anthony E.
Lauro                 3,000       *          3,000                0         0


Frederick
Lowrey                4,800       *          4,000              800         *

Daniel H.
Luciano             550,000       2.05%     10,000          540,000      2.01%

Charles and
Lorraine
Marshall              5,000       *          5,000                0         0

Ron
Niesmertelny          2,000       *          2,000                0         0

John Ousey            2,500       *          2,500                0         0

Chandu Patel          7,500       *          7,500                0         0

Scott R.
Pfundt               10,000       *         10,000                0         0

Emanuel
Ploumis             200,000       *        200,000                0         0

James
Ploumis               5,000       *          5,000                0         0

Michael Reis          2,500       *          2,500                0         0

Andrew M.
Rosen                 2,000       *          2,000                0         0

Henry
Rosenberg            15,000       *         15,000                0         0


Lisa Ann
Royce                 3,000       *          3,000                0         0

Joseph G.
Ruffo                 5,000       *          5,000                0         0

Brian
Russell               5,000       *          5,000                0         0

Mary
Santacross            3,000       *          3,000                0         0

Michael
Santacross            3,000       *          3,000                0         0

Kim Dyan
Sayle                 3,000       *          3,000                0         0

Richard G.
Stine(1)              7,500       *          7,500                0         0

Daniel
Taglialatella         3,000       *          3,000                0         0

Donald
Taglialatella         3,000       *          3,000                0         0

Dale
Truesdell             2,500       *          2,500                0         0

Robert O. and
Madeline
Valentine(2)        411,000    1.53%        11,033           399,967     1.49%

Daniel P.
Wagener(3)          402,533    1.50%         2,533           400,000     1.49%

Jack
Wagenti(4)        5,650,000   21.07%       150,000         5,500,000    20.51%

Jaqueline
Wagenti(5)            2,500       *          2,500                0         0



Totals            7,905,649   29.48%       964,849         6,940,800    25.88%

* Less than one percent

(1) Includes 5,000 shares owned jointly by Mr. Stine and his wife, Maria E. Stine. Of the total 7,500 shares being sold hereunder, Mr. Stine, individually, is a selling shareholder of 2,500 shares, and he and his wife, jointly, are selling shareholders of the remaining 5,000 shares.
(2) Includes 401,000 shares owned by or for the benefit of The Valentine Family Trust. Of the total 11,300 shares being sold hereunder, the trust is a selling shareholder of 1,033 shares, and Robert O. and Madeline Valentine, jointly, are selling shareholders of remaining 10,000 shares.
(3) Includes 2,200 shares owned jointly by Mr. Wagener and his wife, Wanda Wagener. Of the total 2,533 shares being sold hereunder, Mr. Wagener, individually, is a selling shareholder of 333 shares, and he and his wife, jointly, are selling shareholders of the remaining 2,200 shares.
(4) Includes 1,500,000 shares owned by Jack Wagenti's wife, Joan Wagenti. Of the total 150,000 shares being sold hereunder, all are being sold by Mr. Wagenti. He is an officer, director and principal shareholder of our company.
(5) Ms. Wagenti is the adult daughter of Jack Wagenti, an officer, director and principal shareholder of our company. She resides in a separate household.

            Unless otherwise indicated, each of the above shareholders beneficially owns and has sole voting and investment over all shares or rights to the shares registered in his or her name. The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold. The percentages are based on 26,816,018 shares of common stock outstanding on the date of this prospectus.

Except as footnoted above, none of the selling shareholders:
o has had a material relationship with us other than as a shareholder at any time within the past three years; or o has ever been one of our officers or directors.

            None of the selling shareholders is a broker-dealer or affiliate of a broker dealer.

      We will pay all offering expenses except the fees and expenses of any counsel and other advisors that the selling shareholders may employ to represent them in connection with the offering and except for all brokerage or underwriting discounts or commissions paid to broker-dealers in connection with the sale of the shares.


                              PLAN OF DISTRIBUTION


            The selling shareholders have not informed us of how they plan to sell their shares. However, they may sell some or all of their common stock in one or more transactions, including block transactions:

1. on such public markets or exchanges as the common stock may from time to time be trading;
2. in privately negotiated transactions; or
3. in any combination of
these methods of distribution.

            The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144.

            The sales price to the public has been determined by the shareholders to be $0.025 per share. The price of $0.025 per share is a fixed price and all offers and sales will be made at a disclosed fixed price of $0.025 per share for the duration of this offering or until such time as the shares are quoted on the OTC Bulletin Board, after which, the offering price will become dependent on market pricing.

            The selling shareholders may also sell their shares directly through market makers acting in their capacity as broker-dealers. We will apply to have our shares of common stock registered on the OTC Bulletin Board immediately after the date of this prospectus. We anticipate once the shares are trading on the OTC Bulletin Board the selling shareholders will sell their shares directly into any market created. Selling shareholders will offer their shares promptly and continuously at a fixed price of $0.025 per share and all offers and sales will be made at a disclosed fixed price of $0.025 per share during the term of this offering or until such time as the shares are quoted on the OTC Bulletin Board, after which, the offering price will become dependent on market pricing. Selling shareholders may also sell in private transactions.

            Commissions and discounts paid in connection with the sale of the shares by the selling shareholders will be determined through negotiations between them and the broker-dealers through or to which the securities are to be sold and may vary, depending on the broker-dealers fee schedule, the size of the transaction and other factors. The separate costs of the selling shareholders will be borne by them. The selling shareholders will, and any broker-broker dealer or agent that participates with the selling shareholders in the sale of the shares by them may be deemed an "underwriter" within the meaning of the Securities Act, and any commissions or discounts received by them and any profits on the resale of shares purchased by them may be deemed to be underwriting commissions under the Securities Act. In the event any selling shareholder engages a broker-dealer to distribute its shares, and the broker-dealer is acting as underwriter, we will be required to file a post-effective amendment containing the name of the underwriter.

            The selling shareholders must comply with the requirements of the Securities Act of 1933 and the Securities Exchange Act of 1934 in the offer and sale of their common stock. In particular, during times that the selling shareholders are deemed to be engaged in a distribution of the common stock, and therefore are considered to be underwriters under the federal securities laws. Regulation M prohibits certain market activities by persons selling securities in a distribution. To demonstrate their understanding of those restrictions and others, selling shareholders will be required, prior to the release of unlegended shares to themselves or any transferee, to represent as follows: that they have delivered a copy of this prospectus, and if they are effecting sales on the Electronic Bulletin Board or inter-dealer quotation system or any electronic network, that neither they nor any affiliates or person acting on their behalf, directly or indirectly, has engaged in any short sale of our common stock; and for a period commencing at least five (5) business days before his first sale and ending with the date of his last sale, bid for, purchase, or attempt to induce any person to bid for or purchase our common stock.

            In January 2000, the Commission issued an interpretative letter to the NASD which concluded that promoters or affiliates of a blank check company and their transferees would act as "underwriters" under the Securities Act when reselling the securities of a blank check company. Such letter also indicated that the Commission believed that those securities can be resold only through a registered offering. Rule 144 would not be available for those resale transactions despite technical compliance with the requirements of such Rule.

            The Commission also believes that shareholders who obtain securities directly from a blank check issuer, rather than through promoters and affiliates, may not use Rule 144 to resell their securities, since their resale transactions would appear to be designed to distribute or redistribute securities to the public without compliance with the registration requirements of the Securities Act. A blank check issuer or company is defined under Securities Act as one in the development stage with no specific business plan or purpose, or one that indicates its plan is to engage in a merger or acquisition with an unidentified company or companies. We do not consider ourselves a blank check issuer or company because we have a specific purpose. Furthermore, our plan of operation does not include engaging in a merger or acquisition with an unidentified company or companies. If the Commission were to deem us to be a blank check company or issuer, the selling shareholders herein would only be permitted to sell their shares herein pursuant to the guidelines of this prospectus, and not be permitted to sell their selling shareholder shares under Rule 144. Furthermore, all of our issued and outstanding shares of common stock that are not covered by this prospectus (or another registration statement under the Securities Act, if any) will not be eligible for resale under Rule 144.

            We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders.

            We are bearing all costs relating to the registration of the common stock. Any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock, however, will be borne by the selling shareholders or other party selling the common stock. We will use our best efforts to update the registration statement and maintain its effectiveness for one year.

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

      Our By-laws provide for the elimination of the personal liability of our officers, directors, corporate employees and agents to the fullest extent permitted by the provisions of Delaware General Corporation Law. Under such provisions, the director, officer, corporate employee or agent who in his capacity as such is made or threatened to be made, party to any suit or proceeding, shall be indemnified if it is determined that such director or officer acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of our company. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and persons controlling our company pursuant to the foregoing provision, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

                                  LEGAL MATTERS

      Certain legal matters, including the validity of the shares being issued, will be passed upon for the company by Thomas E. Boccieri, Esq., 561 Schaefer Avenue, Oradell, NJ 07649-2517, (201)983-2024.

                                     EXPERTS

            The financial statements included in this prospectus, have been audited by the firm of Robert G. Jeffrey, Certified Public Accountant, 61 Berdan Avenue, Wayne, New Jersey 07470, and have been included in reliance upon the report of such firm given upon its authority as an expert in accounting and auditing. Robert G. Jeffrey, Certified Public Accountant, has no direct or indirect interest in us, nor was it a promoter or underwriter.

                              ABOUT THIS PROSPECTUS

      This prospectus is part of a registration statement we filed with the United States Securities and Exchange Commission. You should rely only on the information provided in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. The selling shareholders are offering to sell, and seeking offers to buy shares of common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of common stock. Applicable SEC rules may require us to update this prospectus in the future. This preliminary prospectus is subject to completion prior to this offering.

                  WHERE YOU CAN FIND MORE INFORMATION ABOUT US

      We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statement or other information that we file with the Commission at the Commission's public reference rooms in Washington, D.C. Please call the Commission at 1-800-SEC-0330 for further information on the public reference rooms. These Commission filings are also available to the public from commercial document retrieval services and at the Internet World Wide Web site maintained by the Commission at http://www.sec.gov. This prospectus is part of a registration statement we filed with the Securities and Exchange Commission. The prospectus and any accompanying prospectus supplement do not contain all of the information included in the registration statement. We have omitted a few parts of the registration statement according to the rules and regulations of the Securities and Exchange Commission. For further information, we refer you to the registration statement, including its exhibits and schedules. Statements contained in this prospectus and any accompanying prospectus supplement about the provisions or contents of any contract, agreement or any other document referred to are not necessarily complete. For each of these contracts, agreements or documents filed as an exhibit to the registration statement, we refer you to the actual exhibit for a more complete description of the matters involved. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of those documents. We do not intend to distribute annual reports or audited financial statements to our shareholders. This information may be found in our filings with the Securities and Exchange Commission.

                           U. S. PRECIOUS METALS, INC

                         (An Exploration Stage Company)

                        CONSOLIDATED FINANCIAL STATEMENTS

                                  May 31, 2005

                           U. S. PRECIOUS METALS, INC.

                         (An Exploration Stage Company)

                        CONSOLIDATED FINANCIAL STATEMENTS

                                  MAY 31, 2005







                                    CONTENTS



                                                                           Page

Independent Auditor's Report                                                 F-1

Consolidated Balance Sheet                                                   F-2

Consolidated Statements of Operations and
    Deficit Accumulated During Exploration Stage                             F-3

Consolidated Statements of Changes in Stockholder's Equity
    Accumulated During Exploration Stage                                     F-4

Consolidated Statements of Cash Flows                                        F-5

Notes to Consolidated Financial Statements                                   F-6

                                ROBERT G. JEFFREY

                           CERTIFIED PUBLIC ACCOUNTANT
                                61 BERDAN AVENUE
                             WAYNE, NEW JERSEY 07470

LICENSED TO PRACTICE                                   TEL:  973-628-0022
IN NEW YORK AND NEW JERSEY                             FAX:  973-696-9002
MEMBER OF AICPA                                        E-MAIL:  rgjcpa@erols.com
PRIVATE COMPANIES PRACTICE SECTION


             Report of Independent Registered Public Accounting Firm


Board of Directors
U. S. Precious Metals, Inc.

I have audited the accompanying consolidated balance sheet of U. S. Precious Metals, Inc. and its subsidiary (an exploration stage company) as of May 31, 2005, and the related consolidated statements of operations and deficit accumulated during exploration stage, changes in stockholders' equity, and cash flows for the years ended May 31, 2005 and 2004, and the period from January 21, 1998 (date of inception) to May 31, 2005. These financial statements are the responsibility of the Company management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted the audit in accordance with the standards of Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The company is not required to have, nor was I engaged to perform, an audit of its internal control over financial reporting. My audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate under the circumstances, but not for the purpose of expressing an opinion of the effectiveness of the Company's internal control over financial reporting. Accordingly I express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of U. S. Precious Metals, Inc. and its subsidiary, as of May 31, 2005, and the results of their operations and their cash flows for the years ended May 31, 2005 and 2004, and the period from January 21, 1998 (date of inception) to May 31, 2005 in conformity with U.S. generally accepted accounting principles.

/s/Robert G. Jeffrey

August 3, 2005
Wayne, New Jersey

                           U. S. PRECIOUS METALS, INC.
                         (An Exploration Stage Company)
                           CONSOLIDATED BALANCE SHEET
                                  May 31, 2005



                                     ASSETS

Current Assets:
  Cash                                                           $  4,734

     Total current assets                                           4,734

Other Assets:
    Investments in mining rights                                   63,598
    Loan to affiliated company                                      5,000

                                                                  --------
         Total Assets                                          $   73,332
                                                                  ========


                      LIABILITIES AND STOCKHOLDERS' EQUITY


Current Liabilities:
    Accounts payable                                           $   13,226

         Total current liabilities                                 13,226

Stockholders' Equity:
    Preferred stock:  authorized 10,000,000
        shares of $.00001 par value; issued
        and outstanding, none
    Common stock:  authorized 100,000,000
        shares of $.00001 par value; 26,816,018
        issued and outstanding                                        268
    Additional paid in capital                                    814,982
    Deficit accumulated during exploration stage                 (755,144)

         Total stockholders' equity                                60,106

                Total Liabilities and Stockholders' Equity     $   73,332
                                                                 ========


The accompanying notes are an integral part of these financial statements.

                           U. S. PRECIOUS METALS, INC.
                         (An Exploration Stage Company)
                CONSOLIDATED STATEMENT OF OPERATIONS AND DEFICIT
                      ACCUMULATED DURING EXPLORATION STAGE

                                                                                           January 21, 1998
                                                           Year Ended May 31,            (Date of Inception)
                                                         2005              2004            To May 31, 2005
                                                         ----              ----            ---------------


Revenue                                              $       -            $     -             $       -

Expenses                                               226,093            313,127               755,144
                                                       -------            -------               -------
Loss accumulated during
    exploration stage                                $(226,093)         $(313,127)            $(755,144)
                                                       =======            =======               =======

Net Loss Per Share -
    Basic and Diluted                                   $(.01)             $(.01)
                                                        ======             ======

Weighted Average Number of Shares
    Outstanding - Basic and Diluted                26,375,421         23,967,594
                                                   ==========         ==========

The accompanying notes are an integral part of these financial statements

                           U. S. PRECIOUS METALS, INC.
                         (An Exploration Stage Company)

 CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDER'S EQUITY ACCUMULATED DURING EXPLORATION STAGE FOR THE YEARS ENDED May 31, 2005, and 2004

                                                                            Deficit
                                                         Additional       Accumulated
                                    Common Stock          Paid in            During
                                  Shares      Amount       Capital        Exploration Stage    Total
                                  ------      ------       -------       ------------------    -----
Balance, May 31, 2003           21,561,184    $ 196      $ 273,804          $(215,924)      $ 58,076

Sales of common stock            1,880,000       19        229,981                           230,000

Shares for services              2,910,000       29         88,721                            88,750

Retirement of stock               (400,000)      (4)             4                                 -

Net loss for period
                                                                             (313,127)      (313,127)
                                ----------    ------       --------        --------------   ---------

Balance, May 31, 2004           25,951,184      240        592,510           (529,051)        63,699

Sales of common stock              860,000        9        177,491                           177,500

Shares for services                100,000        1         24,999                            25,000

Issue prior year paid stock         80,000        1         19,999                            20,000

Shares retired                    (175,166)      (2)             2                                 -

Adjustment                                       19            (19)                                -

Net loss for period                                                          (226,093)      (226,093)
                                ----------    ------       --------        --------------   ---------
 Balance, May 31, 2005          26,816,018    $ 268       $814,982          $(755,144)       $60,106
                                ==========    ======       ========        ==============   =========

The accompanying notes are an integral part of these financial statements.

                          U. S. PRECIOUS METALS, INC.
                         (An Exploration Stage Company)
                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                     Year           Year         January 21, 1998
                                                     Ended          Ended       (Date of Inception)
                                                 May 31, 2005    May 31, 2004     To May 31, 2005
                                                 ------------   --------------   ------------------

Cash Flows From Operations:
Net loss                                          $(226,093)       $(313,127)       $(755,144)
Charges not requiring the outlay of cash:
  Common stock issued for services                   25,000           88,750          247,750
Changes in assets and liabilities:
  Increase (decrease) in accounts payable             9,793          (13,074)          13,226
                                                   ---------        ---------        ---------
     Net Cash Consumed by Operating Activities     (191,300)        (237,451)        (494,168)
                                                   ---------        ---------        ---------

Cash Flows From Investing Activities:
  Investments in mining rights                            -          (15,995)         (48,598)
  Loan to affiliated company                         (5,000)                           (5,000)
                                                   ---------        ---------        ---------
     Net Cash Consumed by Investing Activities       (5,000)         (15,995)         (53,598)
                                                   ---------        ---------        ---------

Cash Flows From Financing Activities:
   Sales of and deposits for common stock           177,500          250,000          552,500

    Net Cash Provided by Operating Activities       177,500          250,000          552,500

Net (Decrease) Increase In Cash Balance             (18,800)          (3,446)           4,734

Cash Balance, Beginning of Period                    23,534           26,980                -

Cash Balance, End of Period                       $   4,734         $ 23,534        $   4,734
                                                   =========        =========        =========

 The accompanying notes are an integral part of these financial statements.

                             U. S. PRECIOUS METALS, INC.
                         (An Exploration Stage Company)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  May 31, 2005




1. ORGANIZATION AND BUSINESS

Organization of Company

The Company is a Delaware Corporation, formed January 21, 1998. Until the year ended May 31, 2003 the Company was inactive. Exploration rights to four mining sites were acquired during the year ended May 31, 2003, and rights to an additional site were acquired during the year ended May 31, 2004. In November 2002, the Company commenced the private placement of its common stock.

Exploration Stage Accounting

The Company is an exploration stage company, as defined in Statement of Financial Accounting Standards No. 7. Generally accepted accounting principles that apply to established operating enterprises govern the recognition of revenue by an exploration stage enterprise and the accounting for costs and expenses. From inception to May 31, 2005, the Company has been in the exploration stage and all its efforts have been devoted to acquiring mining rights as noted above. No revenue had been realized through May 31, 2005. The Company has incurred losses from inception to May 31, 2005 of $755,144.

Business

On March 23, 2003, the Company's wholly owned subsidiary acquired exploration rights to a mining property (Solidaridad I) located in the Mexican state of Michoacan. From March 27 to June, 2003, exploration rights to other mining properties (Solidaridad II - IV), also located in Michoacan, were acquired by the Company's wholly own subsidiary. As consideration for the exploration rights to Solidaridad I, the Company issued 1,500,000 shares of common stock and obligated itself to pay $1 million if mining rights to Solidaridad I are sold to a third party. The only costs of acquiring the rights to the other Solidaridad properties were legal fees and fees to governmental authorities. During May, 2004, the Company's wholly owned subsidiary paid $15,995 in cash to acquire exploration rights to an additional property (La Ceibra), which is located in the state of Sonora, Mexico.

                           U. S. PRECIOUS METALS, INC.
                         (An Exploration Stage Company)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  May 31, 2005

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a.       Consolidated Statements

    The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, U. S. Precious Metals de Mexico, S.A. de D.V., which was organized March 5, 2003 in the State of Mexico. All significant intercompany balances and transactions have been eliminated in consolidation. This subsidiary was established to facilitate the acquisition of mining rights according to Mexican law. The registration has been obtained for this subsidiary from the National Register of Commerce and Property.

b.       Cash

    For purposes of the statements of cash flows, the Company considers all short term debt securities purchased with a maturity of three months or less to be cash equivalents.

c.       Concentrations Of Credit Risk

    Financial instruments which potentially subject the Company to concentrations of credit risk consist primarily of cash and accounts payable.

d.       Recognition Of Revenue

    Revenue will be realized when mining commences or when royalties are sold. Recognition will occur when title to property passes or when a right exists to collect royalties.

e.       Fair Value Of Financial Instruments

    The carrying amounts of the Company's financial instruments, which include cash and accounts payable approximate their fair values at May 31, 2005.

f.       Investments In Mining Rights

    Mining rights held for development are recorded at the cost of the rights, plus related acquisition costs. These costs will be amortized when extraction begins.

g.       Income Taxes

    Deferred income taxes are recorded to reflect the tax consequences or benefits to future years of any temporary differences between the tax basis of assets and liabilities and amounts recorded on the accounting records, and of net operating loss carryforwards.

                           U. S. PRECIOUS METALS, INC.
                         (An Exploration Stage Company)
                    NOTE TO CONSOLIDATED FINANCIAL STATEMENTS
                                  May 31, 2005

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT'D)

h.       Use Of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimated.

i.       Advertising Costs

    The Company will expense advertising costs when the advertisement occurs. There has been no spending thus far on advertising.

j.       Impairment of Long-Lived Assets

    The Company will annually evaluate the potential impairment of long-lived assets in accordance with Statement of Financial Accounting Standards No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. If the carrying amount of a long-lived asset is not recoverable from its undiscounted cash flows, the Company will recognize an impairment loss in such period.

k.       Net Income Per Share

    The Company computes net income (loss) per common share in accordance with SFAS No. 128, "Earnings Per Share" and SEC Staff Accounting Bulletin No. 98
      ("SAB 98"). Under the provisions of SFAS No. 128 and SAB 98, basic and diluted net income (loss) per common share are computed by dividing the net income (loss) available to common shareholders for the period by the weighted average number of shares of common stock outstanding during the period. Accordingly, the number of weighted average shares outstanding as well as the amount of net income per share are presented for basic and diluted per share calculations for all periods reflected in the accompanying financial statements.

l.       Segment Reporting

    Management will treat the operations of the Company as one segment.

m.       Impact of Recent Accounting Pronouncements

    The Company does not anticipate the adoption of recently issued accounting pronouncements to have a significant effect on the Company's results of operations, financial position, or cash flows.

                           U. S. PRECIOUS METALS, INC.
                         (An Exploration Stage Company)
                    NOTE TO CONSOLIDATED FINANCIAL STATEMENTS
                                  May 31, 2005

3. COMMON STOCK

The Company is authorized to issue preferred and common stock. As of May 31, 2005, only common stock had been issued. All of the shares of common stock issued for cash were sold as units. Each unit generally consists of one share of common stock and one half of a warrant. Each full warrant can be exercised to purchase one share of common stock at a price of $.50 per share. At May 31, 2005, there were 3,910,000 warrants outstanding. Of this amount, 2,500,000 warrants were issued during the year ended May 31, 2003 and were originally scheduled to expire on December 31, 2004. The remaining warrants, which were issued during the years ended May 31, 2004 and May 31, 2005,were originally scheduled to expire eighteen months from issuance date. The expiration dates of all of the warrants have been extended to December 31, 2006. Changes in the outstanding warrants during the years ended May 31, 2004 and 2005 are detailed on the following schedule.

     Balance, May 31, 2003                                            2,500,000
     Warrants issued in connection with 2004 stock sales                940,000
                                                                      ----------
                    Balance, May 31, 2004                             3,440,000
     Warrants issued for shares sold during 2004, but
       not issued until 2005                                             40,000
     Warrants issued in connection with 2005 stock sales                430,000
                                                                      ----------
                    Balance, May 31, 2005                             3,910,000
                                                                      ----------

During the year ended May 31, 2004, 2,400,000 shares were issued to three officers of the Company and its subsidiary as salary; an additional 350,000 shares were issued in lieu of legal fees; and 160,000 shares were issued for mining services. The Company also retired during the 2004 year, without consideration, 400,000 shares that had been issued for services during the 2003 year.

During the year ended May 31, 2005, 100,000 shares were issued in consideration for services and 175,166 were retired as part of a settlement with two shareholders.

                           U. S. PRECIOUS METALS, INC.
                         (An Exploration Stage Company)
                    NOTE TO CONSOLIDATED FINANCIAL STATEMENTS
                                  May 31, 2005


4. RELATED PARTY TRANSACTIONS

A majority of Company stock is owned by four officers of the Company or its wholly owned subsidiary, who are also directors of the Company. Thus far, three of these officers have been compensated only with common stock of the Company as described in Note 3.

Employment contracts with two Company officers were executed on June 1, 2002. These contracts called for annual salaries of $150,000, each, commencing June 1, 2003. These provisions were cancelled October 31, 2003 and replaced with stock awards of 1,000,000 shares, each.

A consultant who performed services for the Company during the year ended May 31, 2003 was appointed to the Board of Directors on February 27, 2004. Compensation for services prior to his appointment to the Board was $18,307 in the 2003 year and $12,500 in the 2004 year.

During the year ended May 31, 2005, a $5,000 loan was made to a Company with a similar group of officers.

                           U. S. PRECIOUS METALS, INC.
                         (An Exploration Stage Company)
                    NOTE TO CONSOLIDATED FINANCIAL STATEMENTS
                                  May 31, 2005


5. INCOME TAXES

The Company has experienced losses totaling $755,144 during its period of existence. The Internal Revenue Code allows net operating losses (NOL's) to be carried forward and applied against future profits for a period of twenty years. The potential benefit of the portion of the NOL generated by the Company has been recognized on the books of the Company, but it has been offset by a valuation allowance. If not used, this NOL carryforward will expire as follows:

                      Year Ended
                        May 31,
                         2023     $215,924
                         2024      313,127
                         2025      226,093

Under Statement of Financial Accounting Standards No. 109, recognition of deferred tax assets is permitted unless it is more likely than not that the assets will not be realized. The Company has recorded noncurrent deferred tax assets as follows:

                                  Current       Non-Current       Total
                                  -------       -----------       -----
       Deferred Tax Assets       $ 76,872        $179,877       $256,749
       Valuation Allowance         76,872         179,877        256,749
                                 --------       -----------     ---------
        Balance Recognized       $      -        $      -       $      -
                                 ========       ===========     =========


6. LOSS PER SHARE

Basic and diluted loss per share is based on the net loss divided by the weighted average number of common shares outstanding during the period. At May 31, 2005, there were outstanding 3,910,000 warrants to purchase common stock. The share equivalents of the warrants were not included in the calculation of average shares outstanding because to include them would have an anti-dilutive effect.


7. RENTALS UNDER OPERATING LEASES

The Company conducts its operations from office space in New Jersey, owned by a Company officer. Thus far, this facility has been occupied without charge. The Company did not pay any rent in either of the years ended May 31, 2004 or May 31, 2005 and is not now committed to pay rent in the future. The value of the rent-free office space is considered immaterial.

                           U. S. PRECIOUS METALS, INC.
                         (An Exploration Stage Company)
                    NOTE TO CONSOLIDATED FINANCIAL STATEMENTS
                                  May 31, 2005



8. SUPPLEMENTAL DISCLOSURES OF CASH FLOWS INFORMATION

There was no cash paid for interest or income taxes during either of the periods presented.

The following non-cash investing and financing activity occurred:

         During the year ended May 31, 2004, the Company issued 2,400,000 shares to officers of the Company and another 510,000 shares for services performed by others. It also retired, without consideration, 400,000 shares issued for services during the year ended May 31, 2003.

         During the year ended May 31, 2005, the Company issued 100,000 shares for services performed by others and retired 175.166 shares as part of a settlement with two shareholders.


9.       EXPENSES

Included within expenses are the following items:

                                Year Ended 5/31/05       Year Ended 5/31/04

   Payroll                           $  29,138                $  25,000
   Officers' Compensation                    -                   30,000
   Consulting Expense
     (Shares for services)              25,000                   50,000
   Geology Fees                         22,758                   22,214
   Legal Fees                           47,007                   96,939
   Travel & Entertainment               26,358                   42,265
                                       --------                 --------
   Sub-Total                           150,261                  266,418
   Other Expenses                       75,832                   46,709
                                       --------                 --------
   Total Expenses                     $226,093                 $313,127
                                       ========                 =======

                           U. S. PRECIOUS METALS, INC

                         (An Exploration Stage Company)

                        CONSOLIDATED FINANCIAL STATEMENTS

                                 August 31, 2005































                           U. S. PRECIOUS METALS, INC.

                         (An Exploration Stage Company)

                        CONSOLIDATED FINANCIAL STATEMENTS

                                 August 31, 2005




                                    CONTENTS



                                                                      Page

Consolidated Balance Sheet                                             F-1

Consolidated Statements of Operations and
    Deficit Accumulated During Exploration Stage                       F- 2

Consolidated Statements of Cash Flows                                  F-3

Notes to Consolidated Financial Statements                             F-4

                           U. S. PRECIOUS METALS, INC.
                         (An Exploration Stage Company)
                           CONSOLIDATED BALANCE SHEET
                                 August 31, 2004



                                     ASSETS

                                                                       August 31, 2004       May 31, 2005
                                                                       ---------------       ------------
                                                                           (Unaudited)        (Audited)

Current Assets:
    Cash                                                                $  11,742                $ 4,734

         Total current assets                                              11,742                  4,734

Other Assets:
    Investments in mining rights                                           63,598                 63,598
    Demand loan receivable                                                      -                  5,000
                                                                       ---------------       ------------
         Total Assets                                                   $  75,340              $  73,332
                                                                       ===============       ============


                      LIABILITIES AND STOCKHOLDERS' EQUITY


Current Liabilities:
    Accounts payable                                                    $   9,910              $  13,226

    Demand loan payable                                                    25,000                      -
                                                                       ---------------       ------------
         Total current liabilities                                         34,910                 13,226

Stockholders' Equity:
    Preferred stock:  authorized 10,000,000
        shares of $.00001 par value; issued
        and outstanding, none
    Common stock:  authorized 100,000,000
        shares of $.00001 par value; 26,876,018 and
        26,816,018, respectively, issued and outstanding                      269                    268
    Additional paid in capital                                            829,981                814,982
    Deficit accumulated during exploration stage                         (789,820)              (755,144)
                                                                       ---------------       ------------
         Total stockholders' equity                                        40,430                 60,106
                                                                       ---------------       ------------
                  Total Liabilities and Stockholders' Equity           $   75,340              $  73,332
                                                                       ===============       ============

The accompanying notes are an integral part of these financial statements.

                           U. S. PRECIOUS METALS, INC.
                         (An Exploration Stage Company)
                CONSOLIDATED STATEMENT OF OPERATIONS AND DEFICIT
                      ACCUMULATED DURING EXPLORATION STAGE
                                   (Unaudited)


                                                    Quarter              Quarter           January 21, 1998
                                                     Ended                Ended           (Date of Inception)

                                                 August 31, 2005     August 31, 2004      To August 31, 2005
                                                 ---------------     ---------------      ------------------


Revenue                                            $      -            $       -             $       -

Expenses                                             34,676               98,425               789,820
Loss accumulated during
  exploration stage                                $(34,676)           $ (98,425)            $ (789,820)
                                                   =========           ==========            ===========

Net Loss Per Share -
    Basic and Diluted                              $      -            $       -
                                                   =========           ==========

Weighted Average Number of Shares
    Outstanding - Basic and Diluted                26,817,460          26,202,054
                                                   ==========          ==========

Expenses included the following amounts:

                                                         2005                2004
                                                         ----                ----
Payroll                                                 $ 6,838            $ 6,657
Geology fees                                              4,500              3,000
Professional fees                                        17,034             35,410
Consulting fees                                               -             25,000
Travel and entertainment                                     64             12,132
Other expenses                                            6,240             16,226
                                                        -------            -------
                                                        $34,676            $98,425
                                                        ========           =======



 The accompanying notes are an integral part of these financial statements.

                           U. S. PRECIOUS METALS, INC.
                         (An Exploration Stage Company)

CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (Unaudited)

                                             Quarter                 Quarter        January 21, 1998
                                             Ended                    Ended        (Date of Inception)
                                             August 31, 2005    August 31, 2004     To August 31, 2005
                                             ---------------    ---------------     ------------------

Cash Flows From Operations:
Net loss                                     $  (34,676)      $  (98,425)               $(789,820)
Charges not requiring the outlay of cash:
    Common stock issued for services                  -           25,000                  247,750
Changes in assets and liabilities:
    Increase (decrease) in accounts payable      (3,316)             100                    9,910

                                             ---------------    ---------------     ------------------
Net Cash Consumed by Operating Activities       (37,992)         (73,325)                (532,160)

Cash Flows From Investing Activities:
    Investments in mining rights                      -                -                  (48,598)
    Repayment of receivable                       5,000                -                        -

Net Cash Provided by Investing Activities         5,000                -                  (48,598)
                                             ---------------    ---------------     ------------------

Cash Flows From Financing Activities:
    Sales of common stock                        15,000           60,000                  567,500
    Proceeds of demand loan                      25,000                -                   25,000

Net Cash Provided by Operating Activities        40,000           60,000                  592,500

Net Increase In Cash Balance                     7,008           (13,325)                  11,742

Cash Balance, Beginning of Period                4,734            23,534                        -

Cash Balance, End of Period                 $    11,742       $   10,209                $  11,742
                                            ===============   ================        =================

The accompanying notes are an integral part of these financial statements.

                           U. S. PRECIOUS METALS, INC.
                         (An Exploration Stage Company)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 August 31, 2005



1.       BASIS OF PRESENTATION

The unaudited interim consolidated financial statements of U.S. Precious Metals, Inc. and its subsidiary ("the Company") as of August 31, 2005 and for the three month periods ended August 31, 2005 and August 31, 2004, have been prepared in accordance with U.S. generally accepted accounting principals. In the opinion of management, such information contains all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the results for such periods. The results of operations for the three months ended August 31, 2005 are not necessarily indicative of the results to be expected for the full fiscal year ending May 31, 2006.

Certain information and disclosures normally included in the notes to financial statements have been condensed or omitted as permitted by the rules and regulations of the Securities and Exchange Commission, although the Company believes the disclosure is adequate to make the information presented not misleading. The accompanying unaudited financial statements should be read in conjunction with the financial statements of the Company for the year ended May 31, 2005.

2.       SUPPLEMENTARY CASH FLOWS INFORMATION

There was no cash paid for income taxes during either of the periods presented. Similarly there were no payments for interest during either of the periods presented.

3.       COMMON STOCK

Shares of common stock were issued during the 2005 period in private placement offerings. A total of 60,000 shares were issued, yielding proceeds of $15,000. These shares were accompanied by 30,000 warrants, each permitting the purchase one-half share of common stock at $.50 per share. These warrants, like all previous ones, are exercisable through December 31, 2006.

4.       WARRANTS

As of August 31, 2005, there are 3,940,000 warrants available for exercise at $.50 per share through December 31, 2006. The following table details those warrants for the three-month period ended August 31, 2005.

Warrants outstanding May 31, 2005                                3,910,000
Warrants issued                                                     30,000
Warrants exercised                                                       -
                                                              ----------------
Warrants outstanding August 31, 2005                            3,940,000
                                                              ================

                                 964,849 SHARES









                                     [LOGO]

                           U.S. PRECIOUS METALS, INC.

                                  COMMON STOCK

                               -------------------

                               P R O S P E C T U S

                               -------------------












               September 30, 2005, as amended on November __, 2005

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the Delaware General Corporation Law provides for broad indemnification of officers and directors. In this regard, our By-Laws provides in its Article XI that:

"Section 1. (a) RIGHT TO INDEMNIFICATION. Each person who was or is made a party or is threatened to be made a party or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer, of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in paragraph (b) hereof, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

(b) RIGHT OF CLAIMANT TO BRING SUIT: If a claim under paragraph (a) of this
Section is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard or conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard or conduct.

c) Notwithstanding any limitation to the contrary contained in sub-paragraphs
(a) and (b) of this section, the corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-law, agreement, vote of stockholders or disinterested Directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

d) INSURANCE: The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law."

      Under the foregoing provision of Delaware law together with the abovementioned section of our By-laws, the director, officer, corporate employee or agent, who in his capacity as such, is made, or threatened to be made, a party to any suit or proceeding, shall be indemnified if it is determined that such director or officer, corporate employee or agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company. Furthermore, because the Certificate of Incorporation of the Company provides for such indemnification, the foregoing provisions are broad enough to permit the Company to indemnify its officers and directors from liability that may arise under the Securities Act of 1933, as amended.
                                      II-2

      We have not sought or obtained any director or officer insurance coverage or made any other arrangements for the funding of any indemnification obligations it might incur under the terms of its Certificate of Incorporation and Delaware law.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by any one of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted against us by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

      The following is a list of the estimated expenses to be incurred by the Registrant in connection with the preparation and filing of this Registration Statement.

SEC Registration Fee                                          $   100.00
Printing and Engraving                                        $ 3,000.00
Accountants' Fees and Expenses                                $ 5,000.00
Legal Fees and Expenses                                       $ 8,000.00
Miscellaneous Expenses                                        $ 5,000.00
                                                               ----------
Total                                                          $21,000.00
                                                               ==========


ITEM 26. SALES OF UNREGISTERED SECURITIES WITHIN THE LAST THREE YEARS; USE OF PROCEEDS

         In July 2002, the Company issued 13,600,000 shares of its common stock as follows: (i) 6,100,000 shares of its common stock to Mr. Peter Toscano, the Company's President and Chief Executive Officer for introducing the Solidaridad Properties to the Company; (ii) 4,500,000 shares of common stock of the Company to Mr. Jack Wagenti, the Company's Vice President for introducing the Solidaridad Properties to the Company; (iii) 1,500,000 shares of common stock of the Company to Mr. Jose Garcia, the Company's Vice President, and President of its Subsidiary for introducing the Solidaridad Properties to the Company, and
(iv) 1,500,000 shares of its common stock to the owners Israel Tentory Garcia, Victorio Gutierrez Cardenas, J. Trinidad Gomez Pineda, Custodio Huitron Vargas, Rosendo Ortega Alejandre, Juan Alberto Contreras Vazquez, Luis Segundo Arreola and Francisco Garcia Granados, for the concession rights to the Solidaridad I property. The shares issued were valued at $.01 per share. The securities were issued in transactions exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 4(2) as the offering was made to less than 35 person, and each acquired the securities for investment purposes and not with a view towards distribution.


     In May 2003, the Company issued 200,000 shares of its common stock to an attorney in exchange for legal services rendered. In October 2003, the Company issued 1,000,000 shares of common stock each to Mr. Peter Toscano and Mr. Jack Wagenti. The shares were issued in exchange for services rendered as officers of the Company for the period from June 2002 to May 31, 2004. In November 2003, the Company issued 400,000 to Mr. William Matlack for services rendered as Chairman of the Company from November 2003 through May 31, 2004. The securities were issued in transactions exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 4(2) as the offering was made to less than 35 person, and each acquired the securities for investment purposes and not with a view towards distribution.

     In May 2003, the Company completed a private placement of its securities to accredited investors pursuant to which it sold 25 units and received $125,000 in gross proceeds. Each unit consisted of 200,000 shares of common stock and warrants to purchase an additional 100,000 shares of common stock at $.50 per share. The warrants will expire on December 31, 2006.

     In November 2003, the Company completed a private placement of its securities to accredited investors pursuant to which it sold 16 units and received $160,000 in gross proceeds. Each unit consisted of 100,000 shares of common stock and warrants to purchase an additional 50,000 shares of common stock. The warrants expire on December 31, 2006.From January 2004 through May 31, 2004, the Company completed a private placement of its securities pursuant to which it sold nine units to accredited investors and received $90,000 in gross proceeds. Each unit consisted of 40,000 shares of common stock and warrants to purchase an additional 20,000 shares of common stock at $.50 per share. The warrants expire on December 31, 2006.

     In March 2005, the Company sold a total of 15.25 units in a private placement offering to accredited investors and received $152,500 in gross proceeds. Each unit consisted of 40,000 shares of common stock and stock purchase warrants to acquire an additional 20,000 shares of common stock. The exercise price per full share is $.50 per share, and the warrants expire on December 31, 2006.

     In April 2005 , the Company sold a total of two and one-half units in a private placement offering to accredited investors in which the Company received $25,000.00 in gross proceeds. Each unit consisted of 100,000 shares of common stock and warrants to purchase an additional 50,000 shares of common stock at $.50 per share. The warrants expire on December 31, 2006.

From June 1, 2005 through July 28, 2005, The Company sold a total of one and one-half units and received $15,000 in gross proceeds. Each unit consisted of 40,000 shares of common stock and warrants to purchase an additional 20,000 shares of common stock at $.50 per share. The warrants expire on December 31, 2006.

            The foregoing transactions are exempt from the registration provisions of the Securities Act of 1933, as amended, by reason of exemptions from registration afforded by Section 4 (2) thereof as constituting private transactions not involving a public offering. The transfer thereof has been appropriately restricted by the Company. The offers and sales should not be integrated with the public offering herein in reliance upon the safe harbor interpretation of Rule 152 under which it is the view of the Staff of the SEC that the filing of a registration statement following an offering otherwise exempt under Section 4 (2) does not vitiate the exemption in that Section.



ITEM 27. EXHIBITS

THE FOLLOWING EXHIBITS ARE FILED AS PART OF THIS REGISTRATION STATEMENT:

Exhibit No.    Exhibit                            Method of Filing
-----------    -------                           ----------------
3.1           Articles of Incorporation           Previously filed as an
                                                  Exhibit to Registrant's
                                                  Form 10SB-12G filed on
                                                  April 23, 2004

3.2           Certificate of Amendment            Previously filed as an
              To Articles of Incorporation        Exhibit to Registrant's
                                                  Form 10SB-12G filed on
                                                  April 23, 2004

3.3           Certificate of U.S. Precious        Previously filed as an
              Metals de Mexico                    Exhibit to Registrant's
                                                  Form 10SB-12G filed on
                                                  April 23, 2004

3.4           Registrant's By-Laws                Previously filed as an
                                                  Exhibit to Registrant's
                                                  Form 10SB-12G filed on
                                                  April 23, 2004


4.1           Specimen of Common Stock            Previously filed as an Exhibit
                                                  to Certificate Registrant's
                                                  Form SB-2 filed on  August 26,
                                                  2005


5.1           Opinion on Legality                 Previously filed as an Exhibit
                                                  to Registrant's Form SB-2
                                                  filed on August 26, 2005
                                      II-5

21.1          Subsidiaries of the Registrant      Previously filed as an
                                                  Exhibit to Registrant's
                                                  Form 10KSB for the fiscal year
                                                  ended May 31, 2004 on
                                                  April 23, 2004

23.1     Consent of Robert G. Jeffrey,            Filed herewith
         Certified Public Accountant

23.2     Consent of Thomas E. Boccieri, Esq.      Previously filed in Exhibit
                                                  5.1 to Registrant's  Form
                                                  SB-2 filed on August 26, 2005



ITEM 28. UNDERTAKINGS

         The undersigned Registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, an effective amendment to this registration statement to: (i) include any prospectus required by Section 10(a)(3) of the Securities Act of 1933,as amended; (ii) reflect in the prospectus any facts or events arising after the effective date of the registration statement which, individually or together, represent a fundamental change in the information in the registration statement; and (iii) include any additional or changed material information on the plan of distribution.

2. For the purpose of determining liability under the Securities Act of 1933, as amended, treat each post-effective amendment as a new registration statement relating to the securities offered, and the offering of such securities at that time to be the initial bona fide offering thereof.

3. To file a post-effective amendment to remove from registration any of the securities being registered that remain unsold at the termination of the offering.


4. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in a successful defense of any action, suit or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the registrant has reasonable grounds to believe that it meets all of the requirements for filing SB-2 and authorized this amendment to the registration statement to be signed on its behalf in the Municipality of Sussex, State of New Jersey, on September 16, 2005.


                                              U.S. PRECIOUS METALS, INC. Peter
                                              Toscano


                                              By: /s/ Peter N. Toscano
                                              Chief Executive Officer

         In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.


Signature                   Title                        Date





/s/William Matlack         Chairman                      November __, 2005



/s/Peter Toscano           President, Director           November __, 2005
                           Chief Operating Officer
                           Principal Operating Officer


/s/Jack Wagenti            Vice President, Director      November __, 2005
                           Treasurer, Secretary
                           Principal Financial Officer



/s/Jose Garcia              Vice President and Director   November __, 2005



/s/Gerald Harper             Director                      Novembber __, 2005



                                      II-7




                                  EXHIBIT INDEX



3.1      Articles of Incorporation                      Previously filed*

3.5      Certificate of Amendment                       Previously filed*
         Incorporation

3.6      Certificate of U.S. Precious                   Previously filed*
         Metals de Mexico

3.7      Registrant's By-Laws                           Previously filed*


4.1      Specimen of Common Stock                       Previously filed**
         Certificate

5.1      Opinion on Legality                            Previously filed**

21.1     Subsidiaries of the Registrant                 Previously filed**

23.1     Consent of Robert G. Jeffrey,                  Included herein
         Certified Public Accountant

23.2     Consent of Thomas E. Boccieri, Esq.            Included in Exhibit
                                                        5.1 previously filed**


* Previously filed as an Exhibit to Registrant's Form 10SB-12G filed on April 23, 2004
** Previously filed as an Exhibit to Registrant's Form SB-2 filed on August 26, 2005










                                      II-8